                                                                   Exhibit 10.24

                                  PROJECT AND
                          APPROVED SUPPLIER AGREEMENT

                                  MAY 24, 1996

                                     AMONG

                          EINSTEIN BROS. BAGELS, INC.


                        HARLAN BAGEL SUPPLY COMPANY, LLC


                             HARLAN BAKERIES, INC.,


                                 HAL P. HARLAN,

                                 HUGH P. HARLAN

                                      AND

                                 DOUG H. HARLAN

                                  PROJECT AND
                          APPROVED SUPPLIER AGREEMENT


     This agreement (the "Agreement") is made and entered into as of this 24th day of May, 1996 by and among Einstein Bros. Bagels, Inc., a Delaware corporation ("Einstein Bros."), Harlan Bagel Supply Company, LLC, an Indiana limited liability company (the "Supplier"), Harlan Bakeries, Inc., an Indiana corporation ("Harlan"), Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan. The Supplier and Harlan are herein sometimes collectively referred to as the "Harlan Companies", and Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan are herein sometimes collectively referred to as the "Harlans."

                                    RECITALS
                                    --------

     Einstein Bros., directly and through its wholly-owned subsidiaries, owns and operates retail bagel stores, and Einstein Bros. has also granted franchise rights to own and operate retail bagel stores under trademarks owned by Einstein Bros. and its subsidiaries and using Einstein Bros.' system. Concurrently with the execution and delivery of this Agreement, (i) the Supplier is entering into a lease agreement with Harlan, pursuant to which the Supplier is agreeing to lease from Harlan a production facility that is currently being constructed by Harlan adjacent to Harlan's existing production facility in Avon, Indiana, and
(ii) the Supplier is purchasing from Harlan and Einstein Bros. certain production equipment, and contract rights to acquire certain production equipment, owned by them. Harlan desires to complete the construction of such production facility and the Supplier desires to complete the installation of a bagel production line in such production facility. Subject to the completion of the production facility and the installation of the bagel production line, Einstein Bros. desires to designate Supplier as an approved supplier of Einstein Bros., to supply frozen bagel dough products to Einstein Bros. and its subsidiaries and franchisees, and the Supplier desires to sell such products to Einstein Bros. and Einstein Bros.'s subsidiaries and franchisees, all on the terms and subject to the conditions hereinafter set forth.

                                   COVENANTS
                                   ---------

     In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1.0  DEFINITIONS

     1.1 As used herein the following terms shall have the meaning given them below:

     "Bagel Equipment" shall mean all of the equipment included in the Bagel Line and all other equipment required for the operation of the Bagel Line.

                                       2

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     "Bagel Line" shall mean the Winkler bagel line that is being purchased by the Supplier, together with the other components of the bagel production line that is to be installed in the Production Facility, including without limitation mixers, bagel cooking unit, proofer, retarder, blast freezer and packaging equipment.

     "Calendar Quarter" shall mean each three-month period ending on March 31, June 30, September 30 or December 31 during the Term.

     "Closing" shall have the meaning ascribed to it in Section 2.1.

     "Einstein Bros. Allocated Charges" shall mean those costs of Einstein Bros. charged to the Supplier as described in Section 7.8.

     "Einstein Bros. Franchisee" shall mean a franchisee of Einstein Bros.

     "Einstein Bros. Subsidiary" shall mean a subsidiary of Einstein Bros.

     "Encumbrances" shall mean liens, mortgages, pledges, charges, encumbrances, assessments, restrictions, covenants, easements or title defects of any nature whatsoever.

     "Equipment Financing" shall mean the lease of $6.5 million of equipment by the Equipment Lender to Einstein Bros. and the sublease of equipment by Einstein Bros. to the Supplier referred to in the letter dated April 12, 1996 from the Equipment Lender to Einstein Bros. (which sublease shall result in all of the costs and expenses, including all financing costs, incurred by Einstein Bros. in connection with the lease of the equipment being passed through to the Supplier).

     "Equipment Financing Cost" shall have the meaning ascribed to it in the Option Agreement.

     "Equipment Financing Documents" shall mean the lease agreement between the Equipment Lender and Einstein Bros. and the sublease agreement between Einstein Bros. and the Supplier contemplated by the letter dated April 12, 1996 from the Equipment Lender to Einstein Bros., together with all other agreements, instruments and documents contemplated by such agreements.

     "Equipment Lender" shall mean General Electric Capital Corporation, as agent for itself and its participants and/or assignees.

     "Financing Documents" shall mean the Equipment Financing Documents and the Working Capital Financing Documents.

     "Formulations" shall have the meaning ascribed to it in Section 6.5.

     "Lease" shall have the meaning ascribed to it in Section 2.1.3.

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


     "Leasehold Premises" shall have the meaning ascribed to it in Section 3.6.

     "Materials Cost" shall mean the Supplier's cost of ingredients and packaging used in manufacturing the Products during each Calendar Quarter, determined in the manner set forth in Exhibit G hereto. For this purpose, ingredients shall include corn meal used in manufacturing the Products.

     "Monthly Period" shall mean each calendar month during the Term.

     "Mortgage" shall mean a mortgage loan on the land and buildings owned by Harlan, consisting of the Production Facility and the facility adjacent thereto, made by the Mortgage Lender.

     "Mortgage Holder" shall mean LaSalle National Bank, Key Corp. or such other lender as may be selected by Harlan.

     "Occupancy Cost" shall have the meaning ascribed to it in the Option Agreement.

     "Option Agreement" shall have the meaning ascribed to it in Section 2.1.10.

     "Procedures" shall have the meaning ascribed to it in Section 6.5.

     "Production Facility" shall mean the 75,000 square foot production facility under construction in Avon, Indiana as described in the Lease.

     "Products" shall mean frozen bagel dough products.

     "Proprietary Information" shall have the meaning ascribed to it in
Article 12.0.

     "Short-Term Supply Agreement" shall mean the approved supplier agreement dated November 1, 1995 between Einstein Bros. and Harlan.

     "Specifications" shall have the meaning ascribed to it in Section 6.5.

     "Term" shall mean the period commencing on the date hereof and continuing until the date this Agreement expires or is terminated pursuant to Article 13.0 hereof.

     "Title Policy" shall have the meaning ascribed to it in Section 2.1.4.

     "Working Capital Financing" shall mean the loan by the Working Capital Lender to the Supplier.

     "Working Capital Financing Documents" shall mean the revolving credit agreement between the Working Capital Lender and the Supplier, together with all other agreements, instruments and documents contemplated by such agreement.

     "Working Capital Lender" shall mean LaSalle National Bank, Illinois, Key Corp. or such other lender as may be selected by Harlan.

ARTICLE 2.0 THE CLOSING; CONDITIONS TO CLOSING; COVENANTS PENDING CLOSING; TERMINATION PRIOR TO CLOSING

     2.1 On the terms and subject to the conditions set forth in this Agreement, the parties agree to close the Equipment Financing and the Working Capital Financing at the offices of Einstein Bros., within three business days after the satisfaction of the conditions set forth in Sections 2.2 and 2.3 hereof (the "Closing"). At the Closing:

          2.1.1 The parties hereto and the Equipment Lender shall execute and deliver the Equipment Financing Documents.

          2.1.2 The Harlan Companies, the Harlans and the Working Capital Lender shall execute and deliver the Working Capital Financing Documents.

          2.1.3 Harlan and the Supplier shall execute and deliver a lease of the Production Facility in the form set forth as Exhibit A hereto (the "Lease"), and Harlan and the Supplier shall record a memorandum of lease within 45 days of the date of the Closing. The Lease shall provide for building rental expense equivalent to that portion of the level-payment principal and interest amortization on the Mortgage allocable to the Production Facility, with such allocation being made based on the relative book values of the premises covered by the Lease and the other premises covered by the Mortgage.

          2.1.4 Harlan shall deliver to the Supplier a title insurance policy, satisfactory in form and substance to Einstein Bros., insuring the Supplier's interest in the Production Facility under the Lease (the "Title Policy").

          2.1.5 Harlan shall deliver to the Supplier a currently dated survey of the real estate being leased to the Supplier under the Lease, which survey shall be satisfactory in form and substance to Einstein Bros.

          2.1.6 The Supplier shall grant to Einstein Bros. a security interest in all of its right, title and interest in and to the Lease, pursuant to a leasehold mortgage satisfactory in form and substance to Einstein Bros.

          2.1.7 Harlan shall execute and deliver to the Mortgage Holder the Mortgage and the Mortgage Holder shall execute and deliver to the Supplier a subordination and nondisturbance agreement satisfactory in form and substance to Einstein Bros., the Equipment Lender and the Working Capital Lender (the "Subordination and Nondisturbance Agreement").

          2.1.8 Einstein Bros. and Harlan shall each execute and deliver to the Supplier, and the Supplier shall execute and deliver to each of Einstein Bros. and Harlan, an assignment and assumption agreement, in the form of Exhibit B hereto, and an assignment and bill of sale, in the form of Exhibit C hereto, pursuant to which (a) the Supplier shall purchase from Einstein Bros. and Harlan
(i) all rights under contracts entered into by Einstein Bros. or Harlan for the purchase of equipment for use in the Production Facility, including without limitation the contracts identified in Schedule 2.1.8 hereof (the "Equipment Contracts"), and (ii) all such equipment that has been purchased by Einstein Bros. or Harlan, and (b) the Supplier shall assume any executory obligations under the Equipment Contracts. The Supplier shall pay to each of Einstein Bros. and Harlan in cash the amounts previously paid by each of them in respect of such Equipment Contracts and equipment with interest thereon at a rate equal to the rate of interest announced by Bank of America Illinois from time to time as its reference rate, plus 1%.

          2.1.9 The Harlans shall contribute to the Supplier, as an equity contribution, $250,000 in cash, less any amounts previously contributed by them.

          2.1.10 Einstein Bros. shall execute and deliver to the Supplier, and the Supplier shall execute and deliver to Einstein Bros., an option agreement in the form set forth as Exhibit D hereto (the "Option Agreement").

          2.1.11 Harlan, and each of the Harlans shall execute and deliver an agreement granting to Einstein Bros. a right of first refusal to acquire shares of capital stock or assets of Harlan, which agreement shall be in the form set forth as Exhibit E hereto (the "Right of First Refusal Agreement").

          2.1.12 The Supplier shall deliver to Einstein Bros. (a) a certificate of existence of the Supplier from the State of Indiana, certified as of a date no earlier than 10 days prior to the Closing by the Secretary of State of Indiana, and (b) resolutions of the board of managers of the Supplier approving the execution and delivery by the Supplier of this Agreement, and the other agreements contemplated hereby (including without limitation the Lease and the Option Agreement), and the performance of the other transactions contemplated hereby, certified by the secretary of the Supplier.

          2.1.13 Harlan shall deliver to Einstein Bros. (a) a certificate of existence from the State of Indiana, certified as of a date no earlier than 10 days prior to the Closing by the Secretary of State of Indiana, and (b) resolutions of the board of directors of Harlan approving the execution and delivery by Harlan of this Agreement and the other agreements contemplated hereby (including without limitation the Lease and the Right of First Refusal Agreement), and the performance of the other transactions contemplated hereby, certified as of the date of the Closing by the secretary of Harlan.

          2.1.14 Henderson, Daily, Withrow and DeVoe shall deliver to Einstein Bros. its legal opinion in the form set forth as Exhibit F hereto.

          2.1.15 The Harlan Companies shall deliver to Einstein Bros. certificates of insurance that satisfy the requirements of Section 11.5 hereof.

          2.1.16 Einstein Bros. shall deliver to the Harlan Companies (a) a good standing certificate from the State of Delaware, certified as of the date of the Closing by the Secretary of State of Delaware, and (b) a resolution of the board of directors of Einstein Bros. approving the execution and delivery by Einstein Bros. of this Agreement and the performance of the other transactions contemplated hereby, certified as of the date of the Closing by the secretary or assistant secretary of Einstein Bros.

          2.1.17 P&L II Bagels, L.L.C., a Delaware limited liability company ("P&L II"), or another entity identified by Einstein Bros., shall transfer to Supplier a warrant to acquire 102.99 shares of common stock of Einstein Bros. for a purchase price of $1,456.47 per share (which number of shares and per share amount shall be appropriately adjusted to reflect any stock split, stock dividend or other similar change in the capitalization of Einstein Bros.), Einstein Bros. shall waive any restriction on the exercise of the warrant (other than the adoption by Supplier of an option plan acceptable to Einstein Bros. for the grant of options to acquire such shares of stock to employees of Supplier other than the Harlans) and Supplier shall exercise such warrant.

     2.2 The obligation of Einstein Bros. to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions:

          2.1.1 The representations and warranties of the Harlan Companies contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing with the same force and effect as though made at and as of that time. The Harlan Companies and the Harlans shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing. The Harlan Companies and the Harlans shall have delivered to Einstein Bros. a certificate, dated as of the date of the Closing and signed by each of them, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

          2.2.2 Each of the agreements and other instruments and documents required by Section 2.1 hereof to be executed and delivered by persons other than Einstein Bros. shall have been executed and delivered.

          2.2.3 There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate this Agreement or any transaction contemplated hereby.

          2.2.4 The terms of the Equipment Financing Documents shall have been approved under Einstein Bros.' secured credit agreement and the lenders thereunder shall have released any security interest they may have in the Equipment Contracts or any of the equipment to be transferred pursuant to Section 2.1.8.

     2.3 The obligations of the Harlans and the Harlan Companies to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions:

          2.3.1 The representations and warranties of Einstein Bros. contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing with the same force and effect as though made at and as of that time. Einstein Bros. shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing. Einstein Bros. shall have delivered to the Harlans and the Harlan Companies a certificate, dated as of the date of the Closing and signed by an officer of Einstein Bros., certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

          2.3.2 Each of the agreements and other instruments and documents required by Section 2.1 hereof to be executed and delivered by persons other than the Harlans and the Harlan Companies shall have been executed and delivered.

          2.3.3 There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate this Agreement or any transaction contemplated hereby.

     2.4 Each of the parties hereto agrees to use reasonable best efforts to cause to be satisfied as soon as practicable all of the conditions to the Closing set forth in Sections 2.2 and 2.3 hereof that are in the control of such party.

     2.5 The Supplier agrees that pending the Closing it shall not, without the prior written consent of Einstein Bros., (a) engage in any business other than the manufacture of Products for sale under this Agreement, (b) sell, lease, transfer or otherwise dispose of any of its assets, other than sales of the Products hereunder, (c) redeem, purchase or otherwise acquire from any of its members all or any part of their equity interest in the Supplier or pay any dividends or make any other distributions or payments to such members, or persons or entities related to them, (d) incur indebtedness other than the Equipment Financing and the Working Capital Financing, (e) incur any material obligations or liabilities (other than its obligations under this Agreement) or enter into any material transaction (other than the transactions contemplated by this Agreement) other than in the ordinary course of business, (f) merge or consolidate with any other entity, effect any change in its capital structure, make any investment in any other entity, liquidate or dissolve, (g) amend its articles of organization or operating agreement, (h) issue additional equity interests, (i) enter into any transaction with any Affiliate (as defined in Section 6.2) except on terms at least as favorable as those that could be obtained from an unrelated third party, or (j) agree to do any of the foregoing.

     2.6 This Agreement may be terminated by the Harlan Companies or by Einstein Bros. in the event the Closing has not occurred by August 31, 1996. In the event of such termination, Einstein Bros. and its agents and representatives shall have the right to have access to the Leasehold Premises in order to remove from the Leasehold Premises all assets owned by Einstein Bros.

ARTICLE 3.0  REPRESENTATIONS AND WARRANTIES OF THE HARLAN COMPANIES

     In order to induce Einstein Bros. to enter into this Agreement and to perform its obligations hereunder, the Harlan Companies jointly and severally represent and warrant to Einstein Bros. that:

     3.1 Each of the Harlan Companies is duly organized and validly existing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of each of the Harlan Companies.

     3.2 This Agreement has been duly executed and delivered by each of the Harlan Companies and is a valid and binding obligation of each of them, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Harlan Companies nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of its organizational documents, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against either of the Harlan Companies or (b) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against either of the Harlan Companies or the assets and properties of either of them. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other governmental authority is required in connection with the execution and delivery of this Agreement by the Harlan Companies and the consummation by them of the transactions contemplated hereby, except for such of the foregoing as are identified in
Schedule 3.8 hereto, all of which have been obtained, and except for documents the Harlan Companies have executed and which are to be recorded pursuant to the Financing Documents.

     3.3 Schedule 3.3 hereto accurately and completely sets forth, with respect to each of the Harlan Companies: (a) the number of shares of each class of its capital stock or other units of equity interest which are issued and outstanding and (b) the name and address of, and the number of shares of each class of capital stock or other units of equity interest owned by, each of its shareholders or other equity owners. All voting rights in each of the Harlan Companies are vested exclusively in its shares of capital stock, in the case of Harlan, and in units of equity interest, in the case of the Supplier, and other than shareholder agreements or operating agreements which have been provided to Einstein Bros. (the "Shareholder Agreements"), there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or other units of equity interest of either of the Harlan Companies. Except pursuant to the Shareholder Agreements and the right of first refusal to be granted pursuant to Section 2.1.11, there are no outstanding warrants, options or rights of any kind to acquire from either of the Harlan Companies, or from the shareholders or other equity owners of either of the Harlan Companies, any shares of capital stock or other units of equity interest of either of the Harlan Companies, and neither of the Harlan Companies has any obligation to acquire any of its issued and outstanding shares of capital stock or other units of equity interest from any holder thereof.

     3.4 Set forth in Schedule 3.4 are the following financial statements of the Harlan Companies:

          3.4.1 balance sheets of Harlan at December 31, 1994 and December 31, 1995;

          3.4.2 statements of operations and cash flow of Harlan for the years ended December 31, 1994 and December 31, 1995; and

          3.4.3  a balance sheet of the Supplier at May 24, 1996.

Such financial statements present fairly in all material respects the financial position of each of the Harlan Companies covered thereby at said balance sheet dates and the results of operations and cash flows of Harlan for each of the said periods covered, and they have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The balance sheet of Harlan at December 31, 1995 is herein sometimes referred to as the "Harlan Balance Sheet," and the balance sheet of the Supplier at May 24, 1996 is herein sometimes referred to as the "Supplier Balance Sheet."

     3.5 Neither of the Harlan Companies has any liabilities or obligations, accrued, absolute, contingent or otherwise, except: (a) to the extent reflected or taken into account in determining net worth in the Harlan Balance Sheet or the Supplier Balance Sheet and not heretofore paid or discharged; (b) contractual obligations of Harlan incurred in the ordinary course of business;
(c) liabilities of Harlan incurred in the ordinary course of business since the date of the Harlan Balance Sheet; (d) obligations of the Harlan Companies under this Agreement and the other documents now or hereafter executed in connection therewith, and (e) obligations of the Harlan Companies under contracts identified in Schedule 3.9.

     3.6  The premises to be covered by the Lease (the "Leasehold Premises"):
(a) have direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the reasonably anticipated transportation requirements of the Supplier's business to be conducted at the Leasehold Premises; and (b) are served by all utilities, including but not limited to water, electricity, natural gas, sewer and telephone, in such quantity and quality as are sufficient to satisfy the reasonably anticipated production levels and business activities of the Supplier's business to be conducted at the Leasehold Premises. Neither of the Harlan Companies has received notice of: (a) any condemnation proceeding with respect to any portion of the Leasehold Premises, and, to the best of their knowledge, no proceeding is contemplated by any governmental authority; or (b) any special assessment which may affect the Leasehold Premises and to the best of their knowledge, no such special assessment is contemplated by any governmental authority.

     3.7 The Supplier has good and marketable title to all of its assets and properties, free and clear of all Encumbrances, except as set forth in the Financing Documents or the Title Policy.

     3.8 The Harlan Companies possess all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of either of the Harlan Companies. All such licenses, approvals, permits and authorizations are in full force and effect, the Harlan Companies are in material compliance with their requirements, and no proceeding is pending or to the best of the knowledge of the Harlan Companies, threatened to revoke or amend any of them. Schedule 3.8 hereto contains an accurate and complete list of all such licenses, approvals, permits and authorizations. None of such licenses, approvals, permits and authorizations are or will be impaired or in any way affected by the execution and delivery of this Agreement, the Lease or the Financing Documents, or the consummation of the transactions contemplated hereby.

     3.9 Schedule 3.9 hereto accurately and completely lists each contract to which either of the Harlan Companies is a party related to the construction of the Production Facility, including without limitation the acquisition of raw materials and supplies and the procurement of architectural, engineering or construction management services, and each contract to which either of the Harlan Companies is a party related to the acquisition of equipment for use in the Production Facility. Except for change orders, if any, with respect to the construction of the Production Facility, none of such contracts has been amended or modified and each of them is in full force and effect. Neither of the Harlan Companies is in breach of or default under any of such contracts, and no event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or default under any such contract. Neither of the Harlan Companies is aware of any breach of or default under any such contract by the other party thereto.

     3.10 There are no actions, suits, claims, governmental investigations or arbitration proceedings ("Actions") pending or, to the best of the knowledge of the Harlan Companies, threatened against or affecting either of the Harlan Companies or any of their assets or properties and, to the best of the knowledge of the Harlan Companies, there is no basis for any of the foregoing. Except for Harlan's settlement agreement with the West Central Conservancy District, there are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which either of the Harlan Companies is or was a party.

     3.11 Each of the Harlan Companies is in material compliance with all laws, regulations and orders applicable to it, its assets, properties and business. Neither of the Harlan Companies

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has received notification of any asserted past or present failure to comply with any laws, and to the best of their knowledge, no proceeding with respect to any such violation is contemplated.

     3.12

          3.12.1 Neither of the Harlan Companies has transported, stored, treated or disposed, nor has either of them allowed or arranged for any third parties to transport, store, treat or dispose of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has either of them performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations. Neither of the Harlan Companies has disposed, or allowed or arranged for any third parties to dispose, of Hazardous Substances or other waste upon the Leasehold Premises, except as permitted by law. For purposes of this Section 3.12.1, the term "Hazardous Substances" shall have the meaning given it in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601, et seq.), as amended, and the regulations promulgated pursuant thereto ("CERCLA"), or any similar state law.

          3.12.2 Since the acquisition of the Leasehold Premises, Harlan has not permitted to occur, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of the Leasehold Premises, except that the parties acknowledge that Harlan discharges wastewater into the sewage treatment plant of the West Central Conservancy District. For purposes of this Section 3.12.2, the term "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

          3.12.3 Neither of the Harlan Companies has transported or disposed, nor has it allowed or arranged for any third parties to transport or dispose, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law: (a) has been placed on the National Priorities List or its state equivalent, or (b) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Neither of the Harlan Companies has received notice, or has any knowledge of any facts which could give rise to any notice, that either of the Harlan Companies is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Neither of the Harlan Companies has submitted nor was either of them required to submit any notice pursuant to
     Section 103(c) of CERCLA with respect to the real estate that is covered by the Lease. Neither of the Harlan Companies has received any written or oral request for information in connection with any federal or state environmental cleanup site. Neither of the Harlan Companies has undertaken (or been requested to undertake) any response or remedial actions or clean-up action of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

          3.12.4 Neither of the Harlan Companies uses, or has used, any Underground Storage Tanks, and, except as set forth in Schedule 3.12 hereto, the Harlan Companies are not aware of any Underground Storage Tanks previously or currently on or under the Leasehold Premises. For purposes of this Section 3.12.4, the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

          3.12.5 Schedule 3.12 hereto identifies (a) all environmental audits, assessments or occupational health studies relating to the assets, properties or business of either of the Harlan Companies undertaken by governmental agencies or either of the Harlan Companies or their agents;
     (b) the results of any ground, water, soil, air or asbestos monitoring undertaken with respect to the Leasehold Premises, except for tests of sewage discharge, which are summarized in Schedule 3.12; (c) all written communications between either of the Harlan Companies and any environmental agencies within the past three years; and (d) all citations issued to either of the Harlan Companies within the past three years under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

ARTICLE 4.0  REPRESENTATIONS AND WARRANTIES OF EINSTEIN BROS.

     In order to induce the Harlan Companies to enter into this Agreement and to perform their obligations hereunder, Einstein Bros. represents and warrants to the Harlan Companies that:

     4.1 Einstein Bros. is duly organized and legally existing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Einstein Bros.

     4.2 This Agreement has been duly executed and delivered by Einstein Bros. and is a valid and binding obligation of Einstein Bros., enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by Einstein Bros. nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of the certificate of incorporation of bylaws of Einstein Bros. or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Einstein Bros.; or (b) assuming the approval of, and release of security interests by, Einstein Bros.' lenders as set forth in Section 2.2.4 hereof, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Einstein Bros. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by Einstein Bros. and the consummation of the transactions contemplated hereby.

     4.3 There are no Actions pending or, to the best of the knowledge of Einstein Bros., threatened against or affecting Einstein Bros. or any of its assets or properties which Actions are related to this Agreement or Einstein Bros.' obligations hereunder and, to the best of the knowledge of Einstein Bros., there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which Einstein Bros. is or was a party related to this Agreement or Einstein Bros.' obligations under this Agreement.

     4.4 Einstein Bros. is in material compliance with all laws, regulations and orders applicable to its performance under this Agreement. Einstein Bros. has received no notification of any asserted past or present failure to comply with any such laws, and to the best of its knowledge, no proceeding with respect to any such violation is contemplated.

ARTICLE 5.0 CERTAIN COVENANTS OF THE HARLAN COMPANIES REGARDING THE PROJECT AND THE PRODUCTION FACILITY.

     5.1 Harlan agrees to complete the construction of the Production Facility. Without limiting the generality of the foregoing, Harlan shall invest $750,000 in cash equity in the construction of the Production Facility. The Supplier will complete the acquisition of the Bagel Equipment and the installation of the Bagel Line, subject to the approval of Einstein Bros., with such changes therein as may be reasonably requested by Einstein Bros. The Supplier agrees to consult with Einstein Bros.' consultant, The Dennis Group, or such other consultant as Einstein Bros. may engage, to the extent requested by Einstein Bros. during the installation of the Bagel Line.

     5.2 The Supplier will cause the Bagel Line to be installed and ready for testing on or about July 1, 1996 and operational on or about August 1, 1996, subject to events beyond the reasonable control of the Supplier.

     5.3 The Harlan Companies agree that the use of any portion of the Production Facility or the Bagel Line for production of any products for persons other than Einstein Bros., Einstein Bros. Subsidiaries, Einstein Bros. Franchisees and Authorized Recipients shall be subject to Einstein Bros.' prior written approval, which shall not be unreasonably withheld. The parties agree that it shall not be unreasonable for Einstein Bros.' approval to be subject to
(i) Einstein Bros. being satisfied that Proprietary Information of Einstein Bros. will not be subject to a risk of unauthorized use or disclosure by reason of such use of the Production Facility, (ii) Einstein Bros. being satisfied that such use of the Production Facility will not interfere with or otherwise adversely effect the use of the Production Facility to produce Products under this Agreement, (iii) adjustment of the Toll Charge on terms mutually acceptable to Einstein Bros. and Harlan, to permit sharing of the benefits of leveraging Occupancy Cost, and (iv) adjustment of the manner in which the Shortfall Amount is calculated pursuant to Section 7.5 hereof, on mutually acceptable terms.

ARTICLE 6.0 DESIGNATION OF THE SUPPLIER AS AN APPROVED SUPPLIER; PURCHASE AND SALE OF THE PRODUCTS

     6.1 Einstein Bros. hereby designates the Supplier as an approved supplier of Products to Einstein Bros., Einstein Bros. Subsidiaries, Einstein Bros. Franchisees and Authorized Recipients (as hereinafter defined). On the terms and subject to the conditions set forth herein, and during the Term hereof, the Supplier agrees to sell to Einstein Bros., Einstein Bros. Subsidiaries, Einstein Bros. Franchisees and Authorized Recipients Products produced by the Supplier at the Production Facility.

     6.2 Subject to the last sentence of this Section 6.2, Harlan Companies jointly and severally agree that during the Term, and for a period of one year thereafter, none of the Harlan Companies or any Affiliate of the Harlan Companies shall, without the prior written consent of Einstein Bros., produce any bagels or bagel dough for sale or distribution to any specialty bagel retail establishment (which shall be defined for this purpose as any retail establishment (including any retail delicatessen and any doughnut shop or other specialty bakery store but excluding delicatessens located in supermarkets, convenience stores or grocery stores that do not use a brand name of a specialty bagel retailer) that derives a significant amount of its revenue from the sale of bagels and bagel-related products). In addition, the Harlan Companies jointly and severally agree that during the Term, none of the Harlan Companies or any Affiliate of the Harlan Companies shall enter into any agreement to produce pre-proofed raw frozen bagels for Maplehurst Bakeries, Inc. ("Maplehurst") or any Affiliate of Maplehurst unless Maplehurst has agreed in writing that the restrictions set forth in Section 3.1 of the supply agreement dated as of August 2, 1994 between Harlan and Maplehurst do not apply to the supply of Products by the Harlan Companies under this Agreement or the Short-Term Supply Agreement. For purposes of this Section 6.2 and Section 2.5, an "Affiliate" shall mean any person or entity that controls or is controlled by, or is under common control with, such person, and the term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise. The restriction set forth in the first sentence of this Section 6.2 and the obligations of Einstein Bros. under Section 8.1 shall terminate on September 30, 1997 if the parties hereto have not on or before such date entered into an amendment to this Agreement providing for the installation of a second bagel line in the Production Facility.

     6.3 Notwithstanding any other provision of this Agreement to the contrary, Einstein Bros. may at any time arrange upon reasonable notice to the Supplier for the Products to be sold to Einstein Bros., Einstein Bros. Subsidiaries and Einstein Bros. Franchisees through one or more subsidiaries, affiliates, joint ventures, area developers, franchisees, vendors, processors or other persons ("Authorized Recipients") or for the Products otherwise to be sold directly to such other Authorized Recipients, subject to the Supplier's right to be reasonably satisfied as to the creditworthiness of any Authorized Recipients.
In such event (a) orders may be placed with the Supplier by such Authorized Recipients, rather than by Einstein Bros., Einstein Bros. Subsidiaries or Einstein Bros. Franchisees, and the obligation to pay for the Products delivered to any Authorized Recipient shall be solely that of the Authorized Recipient and not the obligation of Einstein Bros. or any Einstein Bros. Subsidiary or Einstein Bros. Franchisee, (b) the provisions of this Article governing the purchase and sale of the Products shall continue to govern the purchase and sale of such Products, (c) the provisions of Article 7.0 shall govern the pricing of the Products to Authorized Recipient, and (d) the product warranties in Article 9.0, the covenants in Sections 10.1 and 10.2, and the indemnification and insurance provisions in Article 11.0 shall be made for the benefit of Einstein Bros. or the Einstein Bros. Subsidiary or Einstein Bros. Franchisee that ultimately purchases the Products, as well as for the benefit of the Authorized Recipient. The Supplier may cease the supply of Products to Einstein Bros. or any Einstein Bros. Subsidiary, Einstein Bros. Franchisee or Authorized Recipient, as the case may be, if any balance owed to the Supplier by such entity is not paid within 45 days after it has become due. Einstein Bros. will cooperate with Supplier to resolve any disputes with Einstein Bros. Subsidiaries, Einstein Bros. Franchisees or Authorized Recipients.

     6.4 Einstein Bros., Einstein Bros. Subsidiaries, Einstein Bros. Franchisees and Authorized Recipients shall notify the Supplier from time to time of the quantity of Products they wish to purchase from the Supplier by placing purchase orders with the Supplier. Each order shall be filled by the Supplier within seven days after the Supplier's receipt of the order. During the term hereof, the Supplier shall sell to Einstein Bros., Einstein Bros. Subsidiaries, Einstein Bros. Franchisees and Authorized Recipients the Products ordered by them, up to a maximum aggregate of 1,400,000 dozen bagels per Monthly Period. Einstein Bros. agrees to use reasonable best efforts to provide the Supplier, at the beginning of each Monthly Period, with rolling good faith estimates of the volume of Products it expects to be ordered from the Supplier under this Section 6.4 in such Monthly Period and the two succeeding Monthly Periods, but such estimates shall be used for planning purposes only and shall not be deemed orders or otherwise create any commitment whatsoever on the part of Einstein Bros.

     6.5 The Products shall be produced (a) using such formulations as Einstein Bros. shall specify from time to time in writing (the "Formulations"), (b) in accordance with such size, weight and other specifications as Einstein Bros. shall establish from time to time in writing (the "Specifications"), and (c) in accordance with such manufacturing procedures as Einstein Bros. shall specify from time to time in writing (the "Procedures"), including the Formulations, Specifications and Procedures set forth in the Schedule of Formulations, Specifications and Procedures delivered concurrently with the execution and delivery of this Agreement. The Formulations, Specifications and Procedures that are not specified in writing as of the date hereof shall be committed to writing by Einstein Bros. as soon as reasonably practicable and shall be in such form as Einstein Bros. deems appropriate to minimize disclosure of Proprietary Information (as defined in Section 12.1), and the Supplier agrees that it shall not analyze or reverse engineer any such Formulations, Specifications and Procedures or any ingredients supplied for use therein. All Formulations, Specifications and Procedures are subject to change upon reasonable written notice from Einstein Bros. to the Supplier at any time, except that (x) the Supplier shall have such time as may be reasonably necessary for the Supplier to implement such changed Formulations, Specifications and Procedures in its production of the Products, and (y) certain changes in Formulations, Specifications and

Procedures may result in an adjustment to the Toll Charge, as provided in
Section 7.4. All Formulations, Specifications and Procedures shall be owned exclusively by Einstein Bros. but the Supplier shall have a royalty-free nonexclusive license, without the right to grant sublicenses, to use such Formulations, Specifications and Procedures solely to produce Products for sale to Einstein Bros., Einstein Bros. Subsidiaries, Einstein Bros. Franchisees and Authorized Recipients under this Agreement.

     6.6 Einstein Bros. shall have the right to have one or more of its employees or representatives who are engaged in Einstein Bros.' product development present at the Production Facility at any time that the Supplier is producing the Products and all such individuals will comply with the Supplier's established policies and procedures applicable to similarly situated employees and will be bound by the confidentiality provisions of Article 12.0 hereof.

     6.7 The Products shall be packaged using such packaging materials and labeling as shall be determined by Einstein Bros. The Supplier agrees to maintain an inventory of such packaging materials and labels which shall be consistent with the quantity of Products estimated in the rolling good faith estimates made by Einstein Bros. pursuant to Section 6.4 above or as otherwise reasonably directed by Einstein Bros. All trademarks, trade names and trade dress appearing on or in packaging and labeling shall be the exclusive property of Einstein Bros. but the Supplier shall have a royalty-free nonexclusive license, without the right to grant sublicenses, to use such trademarks and trade dress solely to package and label the Products manufactured in accordance with the provisions of this Agreement for sale to Einstein Bros., Einstein Bros. Subsidiaries, Einstein Bros. Franchisees and Authorized Recipients under this Agreement.

     6.8 Einstein Bros. shall be responsible for arranging for the procurement of ingredients and raw materials used to produce the Products and, at Einstein Bros.' option, Einstein Bros. may supply any ingredients or raw materials directly to the Supplier (with Einstein Bros., at its option, owning such ingredients or raw materials).

     6.9 Products supplied hereunder shall be shipped F.O.B. the Production Facility, and ownership and risk of loss with respect to the Products supplied hereunder shall pass to Einstein Bros. or the Einstein Bros. Subsidiary, Einstein Bros. Franchisee or Authorized Recipient when delivered to a carrier at the F.O.B. point.

     6.10 Payment terms shall be (a) net 15 days, together with interest at a rate of 12% per annum from the date any amounts are past due or (b) such other terms as are mutually agreed by the Supplier, on the one hand, and any of the Einstein Bros. Subsidiaries or Einstein Bros. Franchisees or Authorized Recipients that purchase Products from the Supplier, on the other hand. In no event shall Einstein Bros. be construed as a guarantor of payment (or any other obligation) of any Einstein Bros. Franchisee or Authorized Recipient, but Einstein Bros. will be responsible for any obligation of any Einstein Bros. Subsidiaries.

ARTICLE 7.0    PRICING

     7.1 The Products shall be sold to Einstein Bros., Einstein Bros. Subsidiaries, Einstein Bros. Franchisees and Authorized Recipients at the
Materials Cost plus the Loss Factor, plus a toll charge of [          ]* per
bagel (the "Toll Charge"), which Toll Charge shall be subject to adjustment as provided in Sections 7.3, 7.4, 7.5, 7.6 and 7.8 hereof. The Loss Factor will be

* Confidential treatment requested.

equal to [   ]* multiplied by the Materials Cost, for the period from June 1,
1996 through July 31, 1996, [   ]* multiplied by the Materials Cost, for the
period from August 1, 1996 through September 30, 1996, [   ]* multiplied by the
Materials Cost, for the period from October 1, 1996 through December 31, 1996,
and [   ]* multiplied by the Materials Cost, during the remainder of the Term;
provided, however, that the parties agree to review the Loss Factor in January, 1997 and from time to time thereafter, if justified by actual experience using Einstein Bros.' Formulations, Specifications and Procedures, and to adjust the Loss Factor, if appropriate, which adjustments may be both prospective and retroactive. Einstein Bros. agrees to share with the Supplier such information available to it (and permitted to be disclosed by it) regarding the experience of Einstein Bros. and any other suppliers of the Products to Einstein Bros. using Einstein Bros.' Formulations, Specifications and Procedures as may be relevant to such review.

     7.2 The Materials Cost shall be determined based upon a Statement of Materials Cost for each Monthly Period which shall be prepared by the Supplier in accordance with the provisions of Exhibit G. The Materials Cost shall be redetermined as of the end of each Monthly Period during the Term as set forth in Section 7.2 hereof and the prices based upon such redetermination shall take effect beginning with products shipped on or after the first business day of the Monthly Period following the redetermination. Each Statement of Materials Cost shall be delivered to Einstein Bros. within ten business days after the end of the Monthly Period to which it relates and shall include the information required by Exhibit G. Within 90 days after the end of each calendar year during the Term, commencing with the calendar year ending December 31, 1996, the Supplier shall cause to be delivered the Statement of Materials Cost for the last Monthly Period in each of the Calendar Quarters during which this Agreement was in effect during such calendar year, accompanied by a report of Ernst & Young, or such other independent accountants as the Supplier may select from time to time to do the regular annual review of its financial statements and who may be approved by Einstein Bros. (such approval not to be unreasonably withheld), in the form set forth in Exhibit H. The fees and expenses of such independent accountants shall be borne by the Supplier. The Supplier acknowledges that a copy of each Statement of Materials Cost (and each report of independent accountants thereon) may be provided by Einstein Bros. to any Einstein Bros. Franchisee.

     7.3 The Toll Charge shall be adjusted, effective as of June 1 of each year during the Term hereof, beginning on June 1, 1997, by multiplying the Toll Charge in effect immediately prior to such adjustment by the product of (1-Fixed Cost /Toll Charge) and a fraction the numerator of which is the CPI for the calendar year and the denominator of which is the CPI for the prior calendar year. For this purpose, (a) "Fixed Cost" shall mean the sum of the building rental expense and Equipment Financing Cost for the 12-month period ending on March 31 of such calendar year (or such lesser period commencing on the Closing and ending on March 31, 1997) divided by 218,400,000 (or an amount equal to 1,400,000 dozen multiplied by the number of Monthly Periods in such shorter period commencing on the Closing and ending on March 31, 1997), (b) the CPI for any calendar year shall be equal to the average of the Consumer Price Index as of the close of the 12-month period ending on March 31 of such calendar year, and (c) the Consumer Price Index means the Consumer Price Index for the urban area including Indianapolis, Indiana published by the Department of Labor, or in the event such index ceases to

* Confidential treatment requested.

be published for any reason, such other index designed to approximate as closely as practicable the Consumer Price Index which the parties shall select.

     7.4 In the event that changes in Formulations, Specifications or Procedures result in additional costs or savings to Harlan or the Supplier that are not reflected in Materials Cost, the parties shall make appropriate adjustments in the Toll Charge to reflect such costs or savings. In addition, the parties agree that Einstein Bros. shall bear as part of its research and development, the cost of Product losses and production related costs that arise from the development of Products or test runs of the Products. Costs associated with such research and development shall be reimbursed within 30 days of invoice.

     7.5 In the event that orders are placed under Section 6.4 for fewer than the following minimum amounts during the periods provided below, then the Toll Charge shall be adjusted as provided in this Section 7.5:

          (a) 2,520,000 dozen bagels, during the third Calendar Quarter of 1996;

          (b) 3,150,000 dozen bagels, during the fourth Calendar Quarter of 1996; or

          (c) 3,570,000 dozen bagels, during any consecutive twelve-week period commencing after January 1, 1997.

In the event orders are placed under Section 6.4 for fewer than the minimum amounts stated herein in any calendar quarter or twelve week period (the "Shortfall Measuring Period"), then the Toll Charge applicable each Monthly Period during the one-year period commencing on the first day after such Shortfall Measuring Period or such shorter period remaining during the term of this Agreement (the "Recovery Period") shall be increased by an amount sufficient to result in the recovery over the Recovery Period, in equal amounts during each Monthly Period in the Recovery Period, of the difference between the minimum amounts stated herein and the amounts actually purchased during the Shortfall Measuring Period multiplied by [ ]* per bagel (such amount being herein sometimes referred to as the "Shortfall Amount").

     7.6 In the event that Harlan accepts an offer of Einstein Bros. under
Section 8.1 to increase Harlan's capacity hereunder, then, commencing on the Second Line Commencement Date (as defined in Section 8.1), the Toll Charge would
(a) be adjusted to the then current Toll Charge less [         ]* per bagel and
(b) be additionally adjusted by reducing the Toll Charge to confer upon Einstein Bros. and the other purchasers of Products hereunder the savings realized from the leveraging of Occupancy Cost (excluding utility costs that vary with production volumes) and Equipment Financing Cost over a larger number of bagels, with the Supplier to receive the benefit of any savings from operating efficiencies (such as more efficient utilization of plant labor).

* Confidential treatment requested.

     7.7 The Supplier shall provide to Einstein Bros. and the accountants referred to in Section 7.2 all information requested by them in order to permit
(a) the preparation of each report referred to in Section 7.2 and the determination of the Materials Cost therefrom, and (b) each adjustment to the Toll Charge provided for herein. The Supplier shall also permit Einstein Bros. (and its representatives) and such accountants to have access to its books and records, and to meet with members of the Supplier's management, at any time upon reasonable notice during normal business hours. The Supplier shall also permit accountants selected by Einstein Bros. to have access to its books and records, and to meet with members of the Supplier's management, at any time upon reasonable notice during normal business hours, provided, however, that (a) the fees and expenses of such accountants shall be borne by Einstein Bros., and (b) it shall be a condition to the covenant of the Supplier in this Section 7.7 to give such accountants access to the Supplier's books and records that such accountants shall agree in writing to be bound by the confidentiality provisions of Article 12.0 hereof.

     7.8 Einstein Bros. may charge the Supplier for various costs incurred by Einstein Bros. in connection with research and development, product development, procurement or other costs related to the development, production, distribution and sale of the Products, and such costs shall result in an addition to the purchase price for the Products over a negotiated period.


ARTICLE 8.0    ADDITIONAL BAGEL LINE

     8.1 In the event Einstein Bros. decides to contract for the construction or long-term continuous use east of the Rocky Mountains of an additional 16-pocket bagel line for the production of raw frozen bagel dough products for the dedicated use by Einstein Bros., Einstein Bros. Subsidiaries and Einstein Bros. Franchisees, whether owned and operated by Einstein Bros., Einstein Bros. Subsidiaries or an independent supplier, other than one 16-pocket-line to be located in the Eastern United States and other than any bagel lines to be located in New England (which shall consist of Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont) then, subject to the satisfaction of the conditions hereinafter set forth in this Section 8.1, Einstein Bros. will offer to the Supplier in writing (the "Offer") the right to enter into an amendment to this Agreement pursuant to which the Supplier would agree to cause a second bagel line to be installed in the Production Facility, in accordance with plans approved by Einstein Bros., and to become operational within 180 days of the Offer (the date on which such bagel line becomes operational being herein referred to as the "Second Line Commencement Date"). The Offer will give Supplier a period of 45 days to accept the Offer and to enter into the amendment. In any such amendment, Einstein Bros. and the Supplier would agree to double the number of bagels specified in Section 6.4 and
7.6 (subject to a phase-in of the minimum amounts required under Section 7.5 similar to that provided in Section 7.5 with respect to the first bagel line) and to adjust the Toll Charge in the manner provided in Section 7.6. Einstein Bros.' obligation to make the Offer shall be subject to the satisfaction, on or before the date (the "Determination Date") on which Einstein Bros. wishes to commence negotiations for the construction of the additional bagel line, of each of the following conditions: (a) the Supplier shall have achieved acceptable levels of Product quality, as determined by Einstein Bros., (b) the Supplier shall have achieved acceptable levels of customer service, as determined by Einstein

Bros., and (c) the Supplier's Profit (as hereinafter defined) for all monthly periods in which orders have been placed under Section 6.4 for at least 1,190,000 dozen bagels shall not be less than .10 cents per bagel. For this purpose, the "Supplier's Profit" for a period shall be equal to the Supplier's Formula Profit (as defined in the Option Agreement) for such period divided by the number of bagels sold in such period.

ARTICLE 9.0    PRODUCT WARRANTIES

     9.1 The Supplier warrants to Einstein Bros. and all Einstein Bros. Subsidiaries and Einstein Bros. Franchisees that purchase Products from the Supplier that:

          9.1.1 each shipment of Products supplied hereunder shall be manufactured in accordance with the provisions of Section 6.5 hereof, shall be of good and merchantable quality and shall be fit for the purposes for which they are intended to be used, except to the extent any lack of merchantability or lack of fitness for the intended purposes is attributable to the use by the Supplier of the Formulations, Procedures and Specifications;

          9.1.2 none of the Products supplied hereunder shall be adulterated or misbranded within the meaning of the Federal Food Drug and Cosmetics Act, as amended, except to the extent misbranding is attributable to the use of the Formulations, Procedures or Specifications, and none of the Products will be an article which may not be introduced into interstate commerce under the provisions of Section 404, 409 or 706 of that Act; and

          9.1.3 none of the Products supplied hereunder shall be adulterated or misbranded within the meaning of any applicable provision of any state or municipal law, which provision is similar to any provision of the Federal Food, Drug and Cosmetics Act, as amended, except to the extent misbranding is attributable to the use of the Formulations, Procedures or Specifications.

The foregoing warranties shall survive inspection and acceptance of any of the Products, and payment therefor, by Einstein Bros., Einstein Bros. Subsidiaries and Einstein Bros. Franchisees.

ARTICLE 10.0   OTHER COVENANTS OF THE PARTIES

     10.1 Each party agrees to comply with all governmental laws, regulations and orders applicable to its operations under this Agreement, and to bear any and all taxes, fees or other governmental charges applicable to its operations. Harlan and the Supplier agree to comply with the Lease.

     10.2 The Supplier agrees to permit representatives of Einstein Bros. to inspect the Leasehold Premises at any time to assure compliance with the terms of this Agreement and all such individuals will comply with the Supplier's established policies and procedures applicable to similarly situated employees and will be bound by the confidentiality provisions of Article 12.0 hereof.

     10.3 Harlan and the Supplier agree that they shall not, without the prior written consent of Einstein Bros., amend or modify the Lease or the assignment and assumption agreement between Harlan and the Supplier. The Supplier also agrees that it shall not, without the prior written consent of Einstein Bros., agree to amend or modify the Subordination and Nondisturbance Agreement.

     10.4 Harlan and Einstein Bros. agree that the Short-Term Supply Agreement shall remain in effect in accordance with its terms, except that (a) commencing June 1, 1996, the price of the products sold thereunder shall be equal to the price determined in accordance with this Agreement, (b) commencing 60 days after the Bagel Line has become fully operational, either Einstein Bros. or Harlan may terminate the Short-Term Supply Agreement, effective on not less than 30 days' notice to the other party, and (c) Section 2.2 of the Short-Term Supply Agreement shall no longer apply.

     10.5 Harlan agrees that it will not sell the bagel cooker used under the Short-Term Supply Agreement (the "Cooker") to any third party unless it has first offered in writing to Einstein Bros. the right to purchase the Cooker for the same purchase price and on the other terms that it proposes to sell the Cooker to a third party, which offer shall remain open a period of not less than 30 days. Any offer hereunder may be accepted only in writing, which written acceptance shall specify a place of closing and a closing date not later than 30 days following the date of such acceptance. Similarly, Harlan agrees that it will not enter into any agreements or commitments with any third party that require the use of the Cooker and that are not terminable on less than 30 days' notice unless it has first given notice to Einstein Bros. of such proposed agreement or commitment, which notice shall describe the term of such proposed agreement or commitment and the economic terms thereof, including the expected profit to Harlan from such proposed agreement or commitment and which notice shall also include an offer to Einstein Bros. of the right to reserve the availability of the Cooker for a term equivalent to the term of such proposed third-party agreement or commitment and for an amount, payable in cash, equal to the amount of depreciation expense allocable to the Cooker that would be recognized during such term, using the method of depreciation used by Harlan in preparing its regular financial statements.

     10.6 Except as may be contemplated by the Option Agreement, each of Einstein Bros., on the one hand, and the Supplier and Harlan, on the other hand, agrees that they will not at any time prior to the first anniversary of the expiration of the Lease, solicit or hire any employee of any other party, unless such employee has been terminated by the other party, or unless such employee terminated his or her employment with the other party at least one year prior to the date of the first such solicitation or hiring.

     10.7 Harlan agrees to devote to Supplier such of its resources as may be necessary to assist Supplier in timely and completely performing all of the Supplier's obligations under this Agreement.

ARTICLE 11.0   INDEMNIFICATION AND INSURANCE

     11.1 The Supplier agrees to indemnify Einstein Bros. and all Einstein Bros. Subsidiaries and Einstein Bros. Franchisees for, and hold Einstein Bros. and all Einstein Bros. Subsidiaries and Einstein Bros. Franchisees that purchase Products harmless from and against, all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees) incurred or suffered by them resulting from: (a) any breach of any representation or warranty made by the Supplier in or pursuant to this Agreement; (b) any default in the performance of any of the covenants or agreements made by the Supplier in this Agreement; (c) any claim or action by any consumer or any other third party arising out of the production or sale of the Products by the Supplier (including any claims or actions for personal injury and any products liability claims or action), provided, however, that the Supplier shall have no obligation to indemnify Einstein Bros. or any Einstein Bros. Subsidiary or Einstein Bros. Franchisee with respect to any claim or action to the extent such claim or action is attributable to the alteration, handling or misbranding of Products after they have been delivered to Einstein Bros. or any Einstein Bros. Subsidiary or Einstein Bros. Franchisee or is attributable to the use by the Supplier of the Formulations, Procedures and Specifications; or (d) any claim or action brought by any federal, state, local or foreign governmental agency in connection with the production or sale of the Products by the Supplier (including without limitation any claim or action under any law or regulation relating to public health, the sale of food and drugs, and the safe conduct of business), provided, however, that the Supplier shall have no obligation to indemnify Einstein Bros. or any Einstein Bros. Subsidiary or Einstein Bros. Franchisee with respect to any claim or action to the extent such claim or action is attributable to the alteration, handling or misbranding of Products after they have been delivered to Einstein Bros. or any Einstein Bros. Subsidiary or Einstein Bros. Franchisee or is attributable to the use by the Supplier of the Formulations, Procedures and Specifications.

     11.2 Einstein Bros. agrees to indemnify the Supplier for, and to hold the Supplier harmless from and against, all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees) incurred or suffered by the Supplier resulting from: (a) any breach of any representation or warranty made by Einstein Bros. in or pursuant to this Agreement; (b) any default in the performance of any of the covenants or agreements made by Einstein Bros. in this Agreement; (c) any claim or action by any consumer, governmental agency or any other third party, including any claim of infringement or violation of, or conflict with, any patent or trade secret of any third party, to the extent such claim or action is attributable to the use by the Supplier of the Formulations, Procedures and Specifications or is attributable to the alteration, handling or misbranding of Products after they have been delivered to Einstein Bros., or any Einstein Bros. Subsidiary, Einstein Bros. Franchisee or Authorized Recipient; or
(d) any claim or action by any third party alleging infringement or violation of, or conflict with, any trademarks, trade names or trade dress, to the extent such claim or action is attributable to the use of trademarks, trade names or trade dress used in accordance with Einstein Bros.' instructions pursuant to
Section 6.7.

     11.3 The parties agree that each party shall have the exclusive right to control the defense (and the right to establish the terms of any settlement) of any claim or action by any third party that could result in such party having an indemnification obligation under Section 11.1 or Section 11.2 with counsel of such party's selection, that each party will promptly give the other party written notice of any claim or action of which it becomes aware that could result in such other party having an indemnification obligation under Section
11.1 or Section 11.2, and that each party will fully cooperate with the other party in the defense of any claim or action by the other party hereunder.

     11.4 Einstein Bros. and the Supplier acknowledge and agree that Einstein Bros., Einstein Bros. Subsidiaries and Einstein Bros. Franchisees, on the one hand, and the Supplier, on the other hand, may be required to enter into indemnity agreements with Authorized Recipients. Einstein Bros. and the Supplier agree that (a) in the event Einstein Bros. or any Einstein Bros. Subsidiary or Einstein Bros. Franchisee is obligated to make indemnity payments under any such agreement resulting from any of the matters described in clauses
(a) through (d), inclusive, of Section 11.1 hereof, the Supplier shall indemnify Einstein Bros. or such Einstein Bros. Subsidiary or Einstein Bros. Franchisee for, and hold Einstein Bros. and such Einstein Bros. Subsidiary or Einstein Bros. Franchisee harmless from and against, such payment in accordance with
Section 11.1 hereof, and (b) in the event the Supplier is obligated to make indemnity payments under any such agreement resulting from any of the matters described in clauses (a) through (d), inclusive, of Section 11.2 hereof, Einstein Bros. shall indemnify the Supplier, and hold the Supplier harmless from and against, such payment in accordance with Section 11.2 hereof.

     11.5 The Supplier represents and warrants that it carries: (a) policies of worker's compensation and employer's liability insurance that comply with all state and federal laws, and (b) policies of comprehensive general liability insurance covering the Supplier's premises and operations, including premises and operations coverage, owner's and contractor's protective coverage, products and completed operations coverage, full blanket contractual coverage and broad form property damage coverage, with a combined single limit of $9,000,000 naming Einstein Bros. as an additional insured and containing endorsements (i) providing that the Supplier's comprehensive general liability coverage (including products liability) (the "Supplier CGL Coverage") is primary relative to Einstein Bros. or any Einstein Bros. Subsidiary or Einstein Bros. Franchisee, and that any other insurance maintained by Einstein Bros. or any Einstein Bros. Subsidiary or Einstein Bros. Franchisee with respect to the risks covered by the Supplier CGL Coverage is excess and non-contributing, and (ii) waiving any and all rights of subrogation against Einstein Bros., Einstein Bros. Subsidiaries and Einstein Bros. Franchisees with respect to the Supplier CGL Coverage, and
(iii) providing for a continuation of the Supplier CGL Coverage beyond the expiration or termination of this Agreement for claims made following such expiration or termination that are attributable to the manufacture of Products by the Supplier during the term of this Agreement. The Supplier also represents and warrants that all premiums which have become due on such policies have been paid, that such policies are in full force and effect, and that such policies may not be canceled, changed or allowed to lapse through non-renewal, failure to pay premiums or otherwise except upon not less than 60 days' prior written notice to the Supplier and Einstein Bros., except that such notice period need not exceed 10 days in the case of failure to pay premiums. The Supplier has previously delivered to Einstein Bros. evidence of the foregoing insurance coverages by providing to Einstein Bros. a satisfactory Accord Certificate of Coverage of Einstein Bros. as an additional insured, and will hereafter provide Einstein Bros. with a satisfactory Accord Certificate of Coverage upon the issuance of any renewal or replacement policies. The Supplier agrees to maintain such policies in full force and effect, in the amount set forth above, throughout the term of this Agreement, and to maintain Einstein Bros. as an additional insured under such policies.

ARTICLE 12.0   CONFIDENTIALITY

     12.1 As used in this Agreement, the term "Proprietary Information" shall mean any knowledge or information, written or oral, which relates in any manner to the respective businesses of the Supplier and Einstein Bros. which is confidential and proprietary information of the disclosing party, whether or not disclosed prior to, on or after the date hereof, including, without limitation, the business concepts, recipes, food preparation methods, equipment, operating techniques, marketing methods, financial information, demographic and trade area information, prospective site locations, market penetration techniques, plans, or schedules, customer profiles, preferences, or statistics, menu breakdowns, itemized costs, franchisee composition, territories, and development plans, products, production techniques and all related trade secrets or confidential or proprietary information treated as such by the disclosing party, whether by course of conduct, by letter or report, or by the use of any appropriate proprietary stamp or legend designating such information or item to be confidential or proprietary. As used in this Article 12.0, the term "disclosing party" shall mean the party to this Agreement which discloses or makes available Proprietary Information to the receiving party, and the term "receiving party" shall mean the party to this Agreement to whom Proprietary Information is disclosed or made available by the disclosing party.

     12.2 Without limiting the generality of Section 12.1 hereof, the parties acknowledge and agree that the Formulations, Specifications and Procedures are the Proprietary Information of Einstein Bros. and will be treated as Proprietary Information that does not become stale with the passage of time for purposes of the last sentence of Section 12.3 hereof.

     12.3 The receiving party shall hold all Proprietary Information in strict confidence, shall use such Proprietary Information only for the benefit of the disclosing party and shall disclose such Proprietary Information only to the receiving party's employees and agents who have a need to know such Proprietary Information in order to assist the receiving party in performing its obligations under this Agreement provided such employees and agents each have individually entered into a confidentiality agreement in form satisfactory to the disclosing party or are otherwise obligated by a written agreement with the receiving party to maintain the confidence of the Proprietary Information, which agreement the parties hereby agree may be directly enforced by the disclosing party. The receiving party shall not disclose Proprietary Information to any other person or entity. The obligations hereunder to maintain the confidentiality of Proprietary Information shall continue: (a) for five years from the date of disclosure of the Proprietary Information, in the case of Proprietary Information that by its nature becomes stale with the passage of time (e.g., financial information, development plans) and (b) indefinitely, in the case of the Proprietary Information that by its nature does not become stale with the passage of time (e.g. trade secrets, production techniques, recipes).

     12.4 The obligations of the parties specified in Section 12.3 shall not apply to any Proprietary Information which (a) is disclosed in a printed publication available to the public prior to the date of this Agreement, or becomes known to the public through no act of the receiving party or its employees, agents or other person or entity which has received such Proprietary Information from or through the receiving party, provided, however, that a combination of ingredients or processes that has not been disclosed to, or become known by, the public shall remain subject to Section 12.3 notwithstanding the fact that the identity of such ingredients or processes may be known, (b) is approved for release by written authorization of an officer of the disclosing party, (c) can be established by the receiving party by documentary evidence to have been in the legitimate and lawful possession of the receiving party at the time revealed by the disclosing party to the receiving party, (d) is lawfully received by the receiving party without restriction from a third party subsequent to this Agreement, which third party did not obtain the Proprietary Information through improper means or disclose the Proprietary Information without authorization, or (e) is required to be disclosed by law or regulation or by proper order of a court of applicable jurisdiction after adequate notice to the disclosing party, sufficient to permit the disclosing party to seek a protective order therefor, the imposition of which protective order the receiving party agrees to approve and support. In addition, after consultation with the disclosing party, the receiving party may disclose only that Proprietary Information that the receiving party believes in good faith it is required to disclose (x) in connection with any filing that is made or disclosure document that is prepared for the purpose of complying with federal or state securities or franchise laws, rules or regulations or (y) to comply with the rules of any stock exchange or quotation system or any other regulatory requirements; provided, however, that in any event trade secrets, production techniques, recipes and similar Proprietary Information of a disclosing party will not be disclosed by the receiving party without the written consent of the disclosing party.

     12.5 The receiving party (and each employee, agent, or other person or entity which has received such Proprietary Information from or through the receiving party) shall, upon the request of the disclosing party, return all documents and other tangible manifestations of Proprietary Information received from the disclosing party, including all copies and reproductions thereof. The receiving party will thereafter certify in writing to the disclosing party that all Proprietary Information has either been returned to the disclosing party or destroyed.

ARTICLE 13.0   TERM

     13.1 The initial term of this Agreement shall commence on the date hereof and continue until June 1, 2003.

     13.2 The provisions of Articles 9.0, 10.0, 11.0 and 12.0 and any other provisions hereof requiring performance by a party following termination shall survive the expiration or any termination of this Agreement.

     13.3 Upon expiration or termination of this Agreement for any reason, Einstein Bros. shall purchase from the Supplier all finished Products in inventory, all packaging materials and labeling in inventory purchased by the Supplier pursuant to Section 6.7 hereof, and the ingredients and raw materials in the Supplier's inventory, at the Supplier's cost, F.O.B. the Production Facility, and Einstein Bros. shall pay to the Supplier any Shortfall Amount that has not previously been recovered under
Section 7.5 and any amounts charged to, but not previously recovered by, the Supplier under Section 7.8.

ARTICLE 14.0   MISCELLANEOUS

     14.1 Einstein Bros., Harlan and the Supplier may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     14.2 Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses, and the commission, fees and expenses of any person employed or retained by it to bring about, or to represent it in, the transactions contemplated hereby.

     14.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Supplier may not assign its rights or delegate its duties hereunder without the prior written consent of Einstein Bros.

     14.4 This instrument and the exhibits attached hereto and the Short-Term Supply Agreement contain the entire agreement of the parties hereto with respect to the purchase and sale of the Products from the Supplier and Harlan and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the exhibits attached hereto. In the event of any inconsistency between this Agreement and any purchase order, confirmation or similar document or instrument of Einstein Bros., any Einstein Bros. Subsidiary or Einstein Bros. Franchisee or the Supplier, this Agreement shall govern.

     14.5 Except as expressly set forth in this Agreement or hereafter agreed in writing by the Supplier and Einstein Bros., (a) Einstein Bros. is not promising, committing to or guaranteeing that any business relationship with the Supplier or the Supplier's status as an approved supplier will continue for any specified time period, and (b) Einstein Bros. is not agreeing to reimburse the Supplier for any costs, expenses, investments or other amounts incurred or expended by the Supplier (and no such amounts have been or will be incurred or expended in reliance on continued business from Einstein Bros. or Einstein Bros. Subsidiaries or Einstein Bros. Franchisees).

     14.6 The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     14.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     14.8 Any notice, request, information or other document to be given hereunder shall be in writing. Any notice, request, information or the document shall be deemed duly given three business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

          If to the Supplier or Harlan, addressed to such party at the following address:

               Harlan Bakeries, Inc.
               7597 East U.S. Highway 36
               Avon, Indiana  46168-7971
               Attention:  Hugh P. Harlan

          with a copy to such party at the following address:

               Harlan Sprague Dawley, Inc.
               P. O. Box 29176
               Indianapolis, Indiana  46229
               Attention:  Hal P. Harlan

          and a copy to:

               Henderson, Daily, Withrow & DeVoe
               2600 One Indiana Square
               Indianapolis, Indiana  46204
               Attention:  Roberts E. Inveiss, Esq.

          If to Einstein Bros., addressed as follows:

               Einstein Bros. Bagels, Inc.
               1526 Cole Blvd., Suite 200
               Golden, Colorado  80401
               Attention:  Vice President of Production, Logistics and
               Procurement

          with a copy to:

               Einstein Bros. Bagels, Inc.
               1526 Cole Blvd., Suite 200
               Golden, Colorado  80401
               Attention:  General Counsel

Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, fax or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     14.9 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly therein.

     14.10 In the event of a breach or threatened breach of any of the provisions of Section 6.2 or Article 12.0 of this Agreement, the parties acknowledge and agree that the non-breaching party will not have an adequate remedy at law and therefore will be entitled to enforce any such provision by temporary or permanent injunctive or mandatory relief as a remedy for any such breach, and that such remedy shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other remedies, subject, however, to the provisions of Section 14.11 hereof.

     14.11 In no event shall either party hereto seek, or be liable to the other party hereto for, speculative, exemplary or punitive damages.

     14.12 No press release or other public or trade announcement or statement related to this Agreement or the transactions contemplated hereby (or the existence of any discussions or negotiations between the parties regarding any other possible transactions) will be issued, and no disclosure of this Agreement or the terms hereof will made, by either of the Harlan Companies without the prior approval of Einstein Bros. Einstein Bros. agrees to use reasonable best efforts to consult with the Harlan Companies prior to issuing any press release or public or trade announcement or statement relating to this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              EINSTEIN BROS. BAGELS, INC.


                              By /s/ Paul A. Strasen, Vice President
                                 --------------------------------------


                              HARLAN BAGEL SUPPLY COMPANY, LLC


                              By /s/ Doug H. Harlan, Vice President
                                 --------------------------------------


                              HARLAN BAKERIES, INC.


                              By Hugh P. Harlan, President
                                 --------------------------------------

                                /s/ Hal P. Harlan
                              -----------------------------------------
                                         Hal P. Harlan

                                /s/ Hugh P. Harlan
                              -----------------------------------------
                                         Hugh P. Harlan

                                /s/ Doug H. Harlan
                              -----------------------------------------
                                         Doug H. Harlan

                                   Exhibits
                                   --------


Exhibit A      Form of Lease of Production Facility

Exhibit B      Form of Assignment and Assumption Agreement

Exhibit C      Form of Assignment and Bill of Sale

Exhibit D      Option Agreement

Exhibit E      Right of First Refusal Agreement

Exhibit F      Opinion of Henderson, Daily, Withrow & DeVoe

Exhibit G      Determination of Materials Cost

Exhibit H      Form of Statement of Independent Accountants

                                   Schedules
                                   ---------

Schedule 2.1.8          Equipment Contracts

Schedule 3.4            Financial Statements of the Harlan Companies

Schedule 3.8            Licenses and Permits of the Harlan Companies

Schedule 3.9            Production Facility and Equipment Contracts

Schedule 3.12           Environmental Matters

                                                                       EXHIBIT A
                                                                       ---------

                                LEASE AGREEMENT
                                ---------------

          THIS LEASE AGREEMENT (this "Lease") is made this _____ day of ___________, 1996 ("Lease Date"), by and between HARLAN BAKERIES, INC., an Indiana corporation ("Landlord"), and HARLAN BAGEL SUPPLY COMPANY, LLC, an Indiana limited liability company ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                                  WITNESSETH:

          1. Basic Lease Provisions. The following constitute the "Basic Lease Provisions" of this Lease:

               (a)  Demised Premises: As described in Section 2 of this Lease.

               (b)  Building Square Footage: Approximately 75,000 square feet.

               (c)  Annual Base Rent:  $__________________.

               (d)  Monthly Base Rent Installments:  $___________________.

               (e)  Lease Commencement Date: The date of this Lease.

               (f)  Base Rent Commencement Date: The Lease Commencement Date.

               (g)  Primary Term: Lease Commencement Date through June 1, 2003.

               (h) Permitted Use: Production of bagel dough products, general office and other related uses.

               (i)  Addresses for notice:

                    Landlord and Tenant:

                         7597 East U.S. Highway 36
                         Avon, Indiana 46168-7971
                         Fax:  (317) 272-1110

                    With a copy to:

                         Hal P. Harlan
                         Harlan Sprague Dawley, Inc.
                         P.O. Box 29176
                         Indianapolis, Indiana 46229
                         Fax:  (317) 894-4473

               (j)  Address for rental payments:

                         7597 East U.S. Highway 36
                         Avon, Indiana 46168-7971

          2.  Demised Premises.

               (a) For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby lease and accept from Landlord, that certain building consisting of approximately 75,000 square feet (the "Building") and the land underlying such building (the "Demised Premises") as depicted on Exhibit "A" attached hereto and by this reference made a part hereof. Landlord also hereby grants to Tenant the right to use throughout the Term, in common with others, the driveways, parking lots, walkways, rest rooms, locker rooms, break rooms and offices located on the land and improvements adjacent to the Demised Premises, as depicted on Exhibit "A" (collectively, the "Common Areas"). This Lease and the rights of Landlord and Tenant under this Lease are subject to the matters set forth on Exhibit "B" attached hereto (herein referred to collectively as "Permitted Encumbrances").

               (b) Landlord represents and warrants that Tenant will have direct vehicular and pedestrian access to Production Drive from the Demised Premises.

          3. Term. To have and to hold the Demised Premises for a primary term (the "Primary Term") which shall commence on the Lease Commencement Date and shall expire June 1, 2003 (the Primary Term, and any and all renewals extensions thereof, are herein referred to collectively as the "Term"). The Term of this Lease shall end on the final day thereof without the requirement of notice from either party to the other. The term "Lease Year", as used in this Lease, shall mean the 12-month period commencing on the Lease Commencement Date, and each 12-month period thereafter during the Term; provided, however, that if the Lease Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall also include the period between the Lease Commencement Date and the end of the calendar month in which the Lease Commencement Date occurs and, thereafter, each Lease Year shall commence on the anniversary of the first calendar day of the first full calendar month after the Lease Commencement Date. If this Lease terminates in accordance with its terms on a day other than the last day of the final Lease Year, Base Rent (as defined in Section 4) and

     Additional Rent (as defined in Section 5) for the Lease Year in which such termination occurs shall be prorated as of the date of such termination.

          4. Base Rent. Tenant shall pay to Landlord at the address set forth in Section l(j) as base rent for the Demised Premises, commencing on the Lease Commencement Date (herein, the "Base Rent Commencement Date") and continuing throughout the Term in lawful money of the United States the annual amount set forth in Section 1(c) payable in equal monthly installments as set forth in Section l(d) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction (except as expressly provided in Section 23.1 of this Lease), on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the period between such Base Rent Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on the Base Rent Commencement Date.

          5. Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Demised Premises as against Landlord, any person claiming title to or an interest in the Demised Premises adverse to Landlord, and any person claiming title to or an interest in the Demised Premises by, through or under Landlord. In addition, Landlord shall not interfere with Tenant's reasonable use of the Common Areas.

          6. Additional Rent. Any amounts required to be paid by Tenant under this Lease (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant pursuant to the terms of this Lease, including, without limitation, any expenses incurred for taxes, insurance, maintenance, repairs, replacements and utilities which are the obligation of Tenant hereunder, shall be considered additional rent (herein, "Additional Rent") payable in the same manner and upon the same terms and conditions as Base Rent reserved hereunder except as expressly set forth herein to the contrary. To the extent that Landlord incurs expenses on behalf of Tenant pursuant to this Lease, to pay a cost or expense, the amount of which is not fixed and is therefore within the reasonable control of Landlord, such as, by way of example, maintenance or repairs which Tenant has failed to perform pursuant to Section 11(a) of this Lease (and as distinguished from property taxes and other costs which are fixed and as to which Landlord has no control or discretion), such expenses shall be reasonably incurred by Landlord. Any failure on the part of Tenant to pay such Additional Rent when due shall entitle Landlord to the remedies available to it for non-payment of Base Rent, including, without limitation, late charges and interest thereon at the Interest Rate (as herein defined) pursuant to Section 33 hereof. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Base Rent Commencement Date.

          7. Use of Demised Premises. The Demised Premises shall be used for the Permitted Use set forth in Section l(h) and for no other purpose. Landlord represents and warrants to Tenant that, as of the Lease Date, the Permitted Use is a permitted use under the zoning classification pertaining to the Demised Premises, in accordance with the local Zoning Ordinance applicable to the Demised Premises, without any requirement for obtaining a special or conditional use permit or zoning variance. As of the Lease Date, Landlord has no actual knowledge of any proposed change in such Zoning Ordinance which would restrict the Permitted Use. Until such time as Einstein Bros. exercises its option to purchase the assets of Tenant and assumes Tenant's obligations under this Lease pursuant to an Option Agreement dated ________, 1996 between Einstein Bros. Bagels, Inc., a Delaware corporation ("Einstein Bros."), Tenant, Doug H. Harlan, Hal P. Harlan and Hugh P. Harlan (the "Option Agreement"), Landlord shall be entitled to non-exclusive use of warehouse storage space in the Building, provided such use does not interfere with or pre-empt Tenant's use of such storage space.

          8. Insurance. Tenant covenants and agrees that from and after the Lease Commencement Date, Tenant will carry and maintain, at its sole cost and expense, the insurance described in Section 10.5 of that certain Project and Approved Supplier Agreement dated as of ____________, 1996, between Einstein Bros., Tenant, Landlord, Doug H. Harlan, Hal P. Harlan and Hugh P. Harlan (the "Supply Agreement"), including insurance for all of Tenant's personal property. If Einstein Bros. becomes the tenant under this Lease, Einstein Bros. will carry similar insurance.

          9. Utilities. Commencing on the Lease Commencement Date and continuing through the remainder of the Term, Tenant shall be responsible for maintaining the portion of the utility lines located within the Demised Premises and shall pay as Additional Rent its prorata share of all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed on and after the Lease Commencement Date in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof to the extent charged by the applicable utility companies ("Tenant's Utility Cost"). Landlord and Tenant shall cooperate and use reasonable efforts to have utility service to the Demised Premises separately metered. With respect to utility service to the Demised Premises that is not separately metered, Tenant's Utility Cost shall be determined in a manner reasonably acceptable to Landlord and Tenant.

          10.  Taxes and Other Impositions.

               (a) Commencing on the Lease Commencement Date and continuing through the remainder of the Term, Tenant shall (subject only to the limitation set forth in subsection (b) of this Section 10) be obligated to pay as Additional Rent its prorata share of the Real Estate Taxes and Other Impositions (as hereinafter defined) assessed against the land owned by Landlord of which the Demised Premises are a part and which accrue during the Term. Tenant's prorata share shall be determined based on the square footage of the Demised Premises (as to improvements subject to such Real Estate Taxes and Other Impositions) and the square footage of the land included in the Demised Premises (as to land subject to such Real Estate Taxes and Other Impositions). Tenant acknowledges and agrees that Real Estate Taxes and Other Impositions are payable by

     Tenant on an accrual basis and, accordingly, Tenant shall be liable for all Real Estate Taxes and Other Impositions which accrue from and after the Lease Commencement Date and thereafter throughout the Term, without regard for the date or dates on which installments of Real Estate Taxes and Other Impositions may, in fact, be due. With respect to any Real Estate Taxes or Other Impositions, Tenant shall have the right to file with or against the authority imposing such tax or imposition a protest or challenge of the validity of any such sum provided that (i) Tenant shall timely file and diligently pursue such protest or challenge and keep Landlord apprised in writing of the status thereof, and (ii) the existence of the protest or challenge will prevent the exercise by any taxing authority of any right or remedy, affecting the Demised Premises or Landlord, which may be available as a result of nonpayment of the sum being protested or challenged. If Tenant does not pursue a protest or challenge of any Real Estate Taxes or Other Impositions, Landlord shall have the right to do so provided that (x) Landlord shall timely file and diligently pursue such protest or challenge and keep Tenant apprised in writing of the status thereof, and (y) the existence of the protest or challenge will prevent the exercise by any taxing authority of any right or remedy, affecting the Demised Premises or Tenant, which may be available as a result of nonpayment of the sum being protested or challenged. Landlord or Tenant shall have the right, at their option, to terminate or vacate any pending protest or challenge instituted by said party, so long as the other party is provided with ten (10) days prior written notice of the intent to terminate or vacate and provided an opportunity to assume the protest or challenge. Landlord or Tenant shall, as relevant and at no expense to said party, provide the other party with such cooperation as may reasonably be required in connection with such protest or challenge.

               (b) The term "Real Estate Taxes and Other Impositions", as used in this Lease shall mean all ad valorem taxes, bond payments assessed against or payable with respect to the Demised Premises for public or municipal improvements of any kind or any other public purpose permitted by law, water and sanitary taxes, assessments, liens, licenses and permit fees or any other taxes imposed, assessed or levied against the Demised Premises, and all other charges, impositions or burdens of whatever kind and nature, whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which accrue at any time during the Term upon or with respect to the Demised Premises, or on any part of the foregoing or any appurtenances thereto, or directly upon this Lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Demised Premises, or upon this transaction or any documents to which Tenant is a party or successor-in-interest, or against Landlord because of Landlord's estate or interest herein, by any governmental authority, or under any law, including among others, all rental, sales, use, inventory or other similar taxes and any special tax bills and general, special or other assessments and liens or charges made on local or general improvements or any governmental or public power or authority whatsoever. Notwithstanding the foregoing, if any Real Estate Taxes or Other Impositions shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time which commences before the Lease Commencement Date or ends after the expiration date of the Term (other than an expiration date of the Term by reason of breach of any of the terms hereof by Tenant), then Tenant shall only be required to pay that portion which accrues during the Term. If Tenant is permitted to pay (by the assessing and collecting governmental authorities) and elects to pay Real Estate Taxes or Other Impositions in installments, Tenant shall nevertheless pay any and all installments thereof which are due prior to the expiration of the Term or sooner termination of the Term. Landlord agrees to deliver to Tenant, promptly after receipt thereof by Landlord, copies of all notices of Real Estate Taxes and Other Impositions which Landlord receives.

               (c) Real Estate Taxes and Other Impositions (or a portion thereof) which may accrue during the final Lease Year may not be payable until a date after the end of the Term. At such time as the actual tax bill or bills (to the extent that the tax year or years covered by such bill or bills are within the final Lease Year) become available for the final Lease Year, Landlord shall send to Tenant copies of such bills. Tenant shall pay the amount payable by Tenant to Landlord within thirty
     (30) calendar days after receipt of a copy of the tax bill from Landlord, establishing the amount due. The provisions of this Section 10(c) shall survive expiration or termination of this Lease.

               (d) Tenant shall furnish Landlord, not later than thirty (30) days after the last day upon which they may be paid without any fine, penalty, interest or additional cost (subject, however, to Section 10(a), above), evidence of the payment of all Real Estate Taxes and Other Impositions.

          11.  Maintenance and Repairs.

               (a) With respect to that portion of the Term during which Harlan Bagel Supply Company, LLC is the Tenant, Tenant shall, at its own cost and expense, but subject to the obligations of Landlord under this Section 11(a) and Section 11(c) of this Lease, maintain the Demised Premises, exterior and interior, in good condition and repair. During such portion of the Term, Landlord shall, using the services of the maintenance crew employed by Landlord to maintain the improvements on the land owned by Landlord of which the Demised Premises are a part, repair, maintain and replace the electrical systems, heating, air conditioning and ventilation systems, plate glass, windows and doors, sprinkler and plumbing systems, sewage facilities within the Demised Premises, fixtures, interior walls, ceilings, floor coverings, windows, doors, storefronts, plate glass, skylights, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of every kind and nature located in, upon or about the Demised Premises including without limitation, exterior lighting and fencing upon the Demised Premises. Tenant shall pay as Additional Rent the reasonable cost of such services provided to the Demised Premises, as determined by Landlord in its reasonable judgment.

               (b) With respect to that portion of the Term during which Harlan Bagel Supply Company, LLC is not the Tenant, Tenant shall, at its own cost and expense, but subject to the obligations of Landlord under Section 11(c) of this Lease, maintain the Demised Premises, exterior and interior, in good condition and repair, including without limitation repair, maintenance and replacement of electrical systems, heating, air conditioning and ventilation systems, plate glass, windows and doors, sprinkler and plumbing systems, sewage facilities within the Demised Premises, fixtures, interior walls, ceilings, floor coverings, windows, doors, storefronts, plate glass, skylights, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of every kind and nature located in, upon or about the Demised Premises including without limitation, exterior lighting and fencing upon the Demised Premises.

               (c) Throughout the Term, Landlord shall, at its own cost and expense, maintain in good condition and repair and replace as necessary the footings, foundation, floor slab (but not floor coverings), structural steel, exterior walls and roof of the Demised Premises. Landlord shall also maintain in good condition and repair all Common Areas, for which Tenant shall pay its prorata share as Additional Rent. Tenant's prorata share shall be equal to a fraction, the numerator of which is the square footage of the Demised Premises, and the denominator of which is the square footage of all improvements on the land owned by Landlord of which the Demised Premises are a part. Notwithstanding the foregoing provisions of this subsection 11(c), the obligation of Landlord to perform maintenance, repairs or replacements shall not extend to maintenance, repairs or replacements of any Tenant Change (as defined in Section 19 of this Lease) or maintenance, repairs or replacements to the extent made necessary as a result of a failure by Tenant to perform its obligations under this Lease or as a result of negligent or willful acts or omissions of Tenant or its employees, agents or contractors.

          12. Tenant's Personal Property, Indemnity. All of Tenant's personal property in the Demised Premises, including Trade Fixtures, as hereinafter defined, shall be and remain at Tenant's sole risk, and Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto occasioned by any acts or negligence of any third persons, or any act of God, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees and contractors. As to personal injury or property damage (including personal property of Tenant), Landlord shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord harmless in all such cases, except to the extent occasioned by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant further agrees to reimburse Landlord for any reasonable costs or expenses, including without limitation attorneys' fees, which Landlord may actually and reasonably incur in investigating, handling or litigating any claim against Landlord by a third person which is within the scope of the indemnity by Tenant under this Section 12. Tenant shall have the option to defend Landlord with counsel selected by Tenant and reasonably acceptable to Landlord. In the event that Tenant selects counsel to defend Landlord, said counsel will not have authority to settle the litigation without Landlord's consent, which consent shall not be unreasonably withheld. The provisions of this Section 12 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

          13. Trade Fixtures. Tenant shall have the right to install or to have installed in the Demised Premises trade fixtures and equipment required by Tenant or used by it in its business ("Trade Fixtures"). If installed by Tenant, Tenant shall be obligated to remove any or all such Trade Fixtures from time to time during and upon termination of this Lease, which Trade Fixtures are and shall remain the personal property of Tenant; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such Trade Fixtures. Tenant shall be obligated to remove prior to expiration of the Term all Trade Fixtures installed by Tenant, unless Landlord otherwise consents to keeping the Trade Fixtures at the Demised Premises.

          14. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in accordance with all applicable laws and/or ordinances, and with the written approval of Landlord. Any and all permitted signs shall be installed, maintained and removed by Tenant, at Tenant's sole expense. All signs installed by Tenant shall be removed by Tenant prior to expiration of the Term and all damage caused by such removal shall be repaired by Tenant, all at Tenant's expense.

          15. No Landlord's Lien. Tenant intends to store its personal property, and to install Trade Fixtures, on the Demised Premises. Landlord hereby expressly waives all interest in such personal property and Trade Fixtures, including without limitation any interest under a common law or statutory landlord's lien or distress for rent statute. Tenant shall have full right and authority, at any time and from time to time, and notwithstanding that an Event of Default (as defined in Section 23) may have occurred and be continuing, to remove such personal property and Trade Fixtures from the Demised Premises. Notwithstanding anything in this Lease to the contrary, any personal property and Trade Fixtures of Tenant remaining in the Demised Premises upon termination of this Lease by lapse of time or otherwise shall remain the personal property of Tenant, and Tenant shall have the right following such termination to remove such personal property and Trade Fixtures from the Demised Premises. Those items of Tenant's personal property and Trade Fixtures that Tenant has not removed from the Demised Premises within forty-five (45) days after the termination of this Lease by lapse of time or otherwise shall become the property of Landlord.

          16.  Governmental Regulations.

               (a) Tenant shall promptly comply throughout the Term of this Lease, at Tenant's sole cost and expense, with all present and future laws, ordinances and regulations of all applicable governing authorities relating to all or any part of the Demised Premises, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Demised Premises or to the sidewalks, parking areas, curbs and access ways adjoining the Demised Premises. In the event that such law, ordinance or regulation requires a renovation, improvement or replacement to the Demised Premises, then Tenant shall be required to make such renovation, improvement or replacement at Tenant's sole cost and expense. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises. If, from and after the Lease Commencement Date, any laws, ordinances or regulations of any applicable governmental authority (collectively, "Governmental Requirements") require any alteration, renovation, improvement or replacement of all or any part of the Demised Premises, and such work is not made necessary as a result of the specific use being made by Tenant of the Demised Premises, the respective obligations of Landlord and Tenant with respect to such occurrence shall be governed by the provisions of Section 16.1 of this Lease.

               (b) If, as a result of one or more Governmental Requirements, it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises (a "Code Modification") which is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), Landlord shall have the obligation to pay the cost of the work which is required to perform the Code Modification and Tenant shall pay Additional Rent in the manner provided in this Section 16(b). If Tenant receives a written notice from a governmental authority requiring a Code Modification, Tenant shall promptly send a copy of such notice to Landlord. Any Code Modification which is made necessary as a result of the specific use being made by Tenant of the Demised Premises shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement. If a Code Modification is not the responsibility of Tenant, Landlord shall, at the expense of Landlord, promptly perform the Code Modification in accordance with applicable Governmental Requirements. Upon completion of the Code Modification, Landlord shall provide Tenant with a written certification of the cost actually incurred by Landlord in performing the Code Modification, together with documentation substantiating such cost as Tenant may reasonably require. Tenant shall reimburse Landlord for a portion of the cost of the Code Modification in the following manner:

                    (i) The useful life of the Code Modification shall conclusively be fifteen (15) years.

                    (ii) Using such useful life, Tenant shall reimburse Landlord for a portion of the cost of the Code Modification equal to the ratio (stated as a percentage) which the remainder of the then current Term (without regard for any unexercised renewals or extensions permitted by this Lease), bears to the useful life of the Code Modification, as determined in subsection (a), above (such portion of the cost of the Code Modification being hereinafter called the "Reimbursable Cost"). Commencing on the first day of the first full calendar month following the month in which the Code

     Modification is completed, and continuing thereafter on the first day of each remaining month of the then current Term, Tenant shall pay to Landlord, as Additional Rent, an amount sufficient to amortize fully the Reimbursable Cost at the Amortization Rate in equal monthly installments, payable on the first day of the month, over the remainder of the then current Term, without regard for unexercised extensions or renewals. If installments are being paid by Tenant under this Section 16(b) and, at the end of the then current Term, Tenant exercises its right to renew or extend the Term of this Lease, the monthly installments by Tenant under this
     Section 16(b) shall be recalculated (based on the new ratio which the duration of the renewal or extension of the Term bears to the remaining useful life of the Code Modification, as applied to the unamortized cost) and, as so recalculated, shall continue without interruption or modification during the extension or renewal of the Term, irrespective of any adjustment which may be made in Base Rent under the provisions of this Lease, until such time as the cost of the Code Modification has been fully amortized.

          17.  Environmental Matters.

               (a)  For purposes of this Lease:

                    (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises or the Building so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                    (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, in effect during the Term, all as may be amended from time to time through the expiration or earlier termination of the Term.

                    (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA")) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

               (b) Landlord represents and warrants that, except as set forth in environmental reports delivered by Landlord to Tenant (i) Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises and (ii) to Landlord's actual knowledge, no Hazardous Substances are present on or under the Demised Premises as of the date of this Lease. Landlord shall not cause any Hazardous Substances to be brought upon, kept, stored or used in or about the Demised Premises.

               (c) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or its agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Demised Premises in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response; provided that Tenant shall have the right to contest in good faith the validity or applicability of any actions taken by a governmental authority, subject to the conditions that (A) the pursuit of such contest will stay the enforcement of any sanction or penalty against Landlord or the Demised Premises and (B) Tenant shall be obligated to pay and satisfy in full any fines or penalties which may accrue and not be discharged by virtue of the contest undertaken by Tenant.

               (d) Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; or (ii) install any underground storage tank or underground piping on or under the Demised Premises.

               (e) Tenant shall and hereby does indemnify Landlord and hold and defend Landlord harmless from and against any and all reasonable and actual expense, loss, and liability suffered by Landlord (with the exception of those expenses, losses, and liabilities arising from Landlord's own negligence or willful act), by reason of Tenant's storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant's breach of any of the provisions of this Section 17. Such expenses, losses and liabilities shall include, without limitation, (i) any and all reasonable expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant's failure to comply therewith; (ii) any and all reasonable costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises as a result of a failure by Tenant to comply with this Section 17 or Environmental Laws; (iii) any and all reasonable costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances which are present at the Demised Premises as a result of a failure by Tenant to comply with this Section 17 or Environmental Laws; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant's failure to comply with Environmental Laws; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. Notwithstanding the foregoing, Tenant shall have the right and obligation to undertake and perform all such studying, remedying, removing, disposing or otherwise addressing any Hazardous Substances which are the responsibility of Tenant under this subsection (e), and Landlord shall not perform such acts unless Tenant has failed or refused to perform such acts after having been afforded reasonable written notice by Landlord and having had reasonable opportunity to perform such acts. The indemnity contained herein shall survive the termination or expiration of this Lease.

               (f) Landlord shall have the right, but not the obligation, to enter the Demised Premises at reasonable times during business hours throughout the Term, after no less than twenty-four (24) hours prior written notice to Tenant, to audit and inspect the Demised Premises for Tenant's compliance with this Section 17.

               (g) Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all reasonable and actual expense, loss and liability suffered by Tenant as a result of Landlord's breach of
     Section 17(b), or by reason of storage, generation, handling, treatment, transportation or disposal or arrangement for transportation or disposal of any Hazardous Substances upon or within the Demised Premises by Landlord, its agents or contractors. For purposes of such indemnity, Tenant's permissible expenses shall include (i) any and all reasonable expenses which Tenant may actually incur to comply with any Environmental Laws, (ii) any and all reasonable expenses which Tenant may actually incur in studying or remedying any Contamination, (iii) any and all reasonable costs which Tenant may actually incur in studying, removing, disposing at the Demised Premises or otherwise addressing any Hazardous Substances at the Demised Premises, (iv) any and all fines, penalties or other sanctions assessed upon Tenant, and (v) any and all reasonable legal and reasonable professional expenses which Tenant may actually incur in connection with the foregoing. Notwithstanding the foregoing, Landlord shall have the right and obligation to undertake and perform all such studying, remedying, removing, disposing or otherwise addressing any Hazardous Substances which are the responsibility of Landlord under this subsection (g), and Tenant shall not perform such acts unless (A) Tenant is specifically required by Environmental Laws to perform such acts, and (B) Landlord has failed or refused to perform such acts after having been afforded reasonable written notice by Tenant and having had reasonable opportunity to perform such acts. The indemnity contained herein shall survive the termination or expiration of this Lease.

          18. Landlord's Warranties. Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the construction of the Demised Premises were of first-class quality and new, that during the one (1) year period following substantial completion of such construction such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder (the foregoing referred to herein as "Landlord's Warranty"). This warranty shall exclude damages or defects caused by abuse by Tenant, its employees, invitees, licensees, contractors and agents, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. Upon expiration of the Landlord's Warranty, Landlord will transfer and assign to Tenant, without recourse, all assignable warranties covering any part or component of the Demised Premises which is subject to maintenance and repair by Tenant under the terms of this Lease.

          19. Tenant Alterations and Additions. Tenant shall have the right to make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant Change") that Tenant may deem reasonably necessary for its operations following good faith discussions with the Landlord. Tenant Changes shall not impair the structural strength of the Building, and shall be in conformity with the initial construction standards for the Building. Tenant shall pay the full cost of any Tenant Change. Subject to the provisions of Section 13, Tenant shall remove all Tenant Changes prior to the end of the Term, at the expense of Tenant, and restore the Demised Premises to the condition in which it existed prior to the Tenant Change which is so removed, normal wear and tear excepted, unless the Landlord agrees otherwise.

          20.  Intentionally Omitted.

          21.  Fire and Other Casualty.

               (a) If the Demised Premises or Tenant's means of ingress or egress to and from the Demised Premises shall be damaged or destroyed by fire or other casualty (a "Casualty"), Landlord shall, subject to the limitations in subsection (c) of this Section 21, promptly and diligently proceed to repair, rebuild or replace the Demised Premises and Tenant's means of ingress or egress, so as to restore the Demised Premises and Tenant's means of ingress and egress to the condition in which they existed immediately prior to such damage or destruction as soon as practicable under the circumstances. Upon the occurrence of a Casualty, Landlord and Tenant shall cooperate to submit such notices and information to the carriers (collectively the "Carrier") providing insurance coverage for the Demised Premises as may be necessary to preserve fully all rights to obtain insurance proceeds covering the loss. The net proceeds of any insurance payable as a result of such fire or other casualty in excess of the reasonable cost of adjusting the insurance claim and collecting the insurance proceeds (such excess being referred to herein as the "Net Insurance Proceeds") shall be held in an escrow ("Restoration Escrow"), in an interest-bearing account, by Mortgagee (as defined in Section 25), provided that such Mortgagee is a bank, savings association, insurance company or other similar institutional lender ("Institutional Lender"), or, if the Mortgagee is not an Institutional Lender, by any escrow agent ("Escrow Agent") which is reasonably acceptable to Landlord and Tenant.
     The amount deposited with Escrow Agent in the Restoration Escrow pursuant to this Section 21(a) is sometimes referred to herein as the "Restoration Proceeds". The

     Restoration Proceeds shall be released to Landlord only for the purpose of paying the fair and reasonable cost of restoring the Demised Premises in accordance with the terms of this Lease. Such Restoration Proceeds shall be released to Landlord in monthly disbursements from time to time as the work progresses, pursuant to such requirements and limitations as may be reasonably acceptable to Landlord and, if applicable, the Mortgagee, including, without limitation, lien waivers from each of the contractors, subcontractors, materialmen and suppliers performing the work. If Restoration Proceeds are insufficient to restore the Demised Premises, Landlord shall be obligated to pay such deficiency, including, without limitation, the full amount of any deductible under any available insurance; the amount of any such deficiency and, if applicable, deductible, shall be paid by Landlord into the Restoration Escrow in installments as needed during the construction process. If the amount so deposited is not applied in full to restoration of the Demised Premises, the unapplied portion, together with all interest actually earned thereon, shall be promptly refunded to Landlord. If Restoration Proceeds exceed the full cost of the repair, rebuilding or replacement of the damaged Building or Tenant's means of ingress or egress, then the amount of such excess Restoration Proceeds shall be paid to Landlord upon the completion of such repair, rebuilding or replacement.

               (b) Whenever Landlord shall be required to carry out any work or repair and restoration pursuant to this Section 21, Landlord, prior to the commencement of such work, shall deliver to Tenant for Tenant's prior approval (which shall not be unreasonably withheld or delayed) a full set of the plans and specifications therefor, a construction schedule, cost estimates and copies of all approvals and permits which shall be required from any governmental authority having jurisdiction. In the event the construction schedule so provided to Tenant discloses that such construction is not estimated to be completed within three (3) months from the date the Casualty occurred, Tenant may, at its option and as its only remedy terminate this Lease by giving written notice thereof to Landlord within thirty (30) calendar days after Tenant's receipt of such construction schedule. Upon such termination, Landlord and Tenant will have no further duties or obligations under this Lease except obligations
     which expressly survive termination.   Tenant may not withhold approval of
     any plans and specifications which are consistent with the original plans and specifications for the Demised Premises. After Tenant renders such approval, Landlord shall, after Restoration Proceeds are available, promptly commence the necessary repair or restoration and, subject to Permitted Delay (as defined in Section 21(f)), diligently pursue such repair or restoration to completion in accordance with the approved schedule (subject to extension for Permitted Delay). Without limiting the foregoing, Landlord shall, as soon as reasonably possible, obtain and deliver to Tenant a permanent certificate of occupancy (or amended certificate of occupancy), and any other document, certificate or permit to the extent required by applicable laws issued by the appropriate authority with respect to the Demised Premises, as thus repaired and restored. Any such work or repair and restoration, in all cases, shall be carried out by Landlord in a good and workmanlike manner with materials and workmanship at least equal in quality to the original materials used therefor prior to the damage or destruction. In any event, any Casualty damage, irrespective of its magnitude, must be fully restored within three (3) months from the date the Casualty occurs, subject to extension of such three-month period for Permitted Delay. If restoration has not been completed within such three-month period, as extended in accordance with the foregoing provisions, Tenant may, at its option and its only remedy, terminate this Lease by giving written notice thereof to Landlord within sixty (60) calendar days after the expiration of such three-month period, as extended; provided that if completion is achieved prior to the giving of such notice, the right to give the notice will automatically terminate. Upon such termination, Landlord and Tenant will have no further duties or obligations under this Lease, except obligations which expressly survive termination. If Landlord carries on any restoration or repair at the Demised Premises pursuant to this Section 21 and Tenant continues to occupy any other portion of the Demised Premises, Landlord shall take all such steps as may be reasonable and practicable to prevent interference with Tenant's use and enjoyment of the portion of the Demised Premises which Tenant continues to occupy. Landlord shall perform its obligations under this Section 21 in a manner which will achieve restoration of any damage as soon as practicable, giving due regard to the nature and scope of the damage, subject to the occurrence of Permitted Delay.

               (c) Any provision of this Section 21 to the contrary notwithstanding, if the Demised Premises is damaged by Casualty within one
     (1) year preceding the end of the Term (which includes any extension or renewal of the Term then properly exercised by Tenant) to an extent exceeding twenty-five percent (25%) of the then current value of the Demised Premises, then Tenant or Landlord shall have the right, to be exercised by giving written notice to Landlord within thirty (30) days after the occurrence of the Casualty, to terminate this Lease; upon such termination, Landlord shall have the sole and exclusive right to receive the full amount of all insurance proceeds payable as a result of the Casualty (and Tenant shall execute such assignment or other document as may be necessary to acknowledge and confirm such right). Termination shall be effective on a date specified in the written notice, which date shall be not less than thirty (30) nor more than sixty (60) days after the date the notice is given. Upon such termination, the term of this Lease shall end as if the date of termination were the date originally specified for expiration of the Term except that Tenant shall be relieved of its obligations under Section 19 to restore the Demised Premises after any Tenant Change. If Tenant timely gives a notice of termination pursuant to this subsection (c), and Landlord disputes the basis on which the notice is given, Landlord shall have the right for a period of ten ( 10) business days after receipt of the termination notice, to give written notice of such dispute to Tenant, which notice of dispute shall toll the running of the time period for termination; provided, however, that if Landlord disputes a notice of termination given by Tenant, and thereafter it is determined, in the manner hereinafter provided, that the notice by Tenant was properly given, the obligation of Tenant to pay any Base Rent or Additional Rent shall terminate effective as of the date on which the notice was given by Tenant. Such dispute shall be resolved by the Dispute Resolution Procedure and, within ten ( 10) business days after the giving of the notice of dispute, Landlord and Tenant shall initiate the Dispute Resolution Procedure by appointing architects as duly licensed in the state of Indiana as Officials.

               (d) Any Mortgage or other security interest or encumbrance must expressly acknowledge that the provisions of this Section 21 shall govern in the event of any inconsistency between the Mortgage and this Section 21 with respect to restoration of the Demised Premises after a Casualty and application of insurance proceeds.

               (e) The obligation of Tenant to pay Base Rent and Additional Rent shall abate during the period that the Demised Premises remain untenantable as a result of a fire or other casualty. There shall be an equitable abatement of the Base Rent and Additional Rent based on the loss of use of the Demised Premises caused by the Casualty. Determination of such loss of use of the Demised Premises after a Casualty shall be mutually agreed to by the parties within sixty (60) days from the date of the Casualty and if the parties cannot so agree, then such loss of use shall be determined in accordance with the Dispute Resolution Procedure, with real estate appraisers having at least ten (10) years experience appraising commercial real estate, including build-to-suit leases, serving as Officials. Pending such determination, Tenant shall continue to pay the Base Rent and Additional Rent as herein originally specified, and upon such determination, if Tenant is entitled to a refund because of an overpayment of Base Rent or Additional Rent, Landlord shall make the same promptly, or in lieu thereof, credit the amount thereof to future installments of Base Rent or Additional Rent as they become due.

               (f) "Permitted Delay" means any delay due to strikes or other labor troubles not specific to the Demised Premises, governmental restrictions and limitations, war or other national emergency, non-availability of materials and supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or acts or omissions of Tenant, or delays by utility companies in bringing utility lines to the Demised Premises, all beyond the reasonable control of Landlord.

          22.  Condemnation.

               (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor and the date on which Tenant is deprived of possession of all of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

               (b) In the event of a taking of "Substantially All of the Demised Premises" (as herein defined), Tenant may, at its option, upon thirty (30) days' written notice to Landlord, which shall be given no later than sixty
     (60) days following the taking, have the right to terminate this Lease. All Base Rent and other sums payable by

     Tenant hereunder shall be apportioned and paid through and including the date of termination, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such condemnation. For purposes of this provision, "Substantially All of the Demised Premises" shall mean (i) so much of the Demised Premises as, when taken, leaves the untaken portion unsuitable, in the reasonable opinion of Tenant, for the continued feasible and economic operation of the Demised Premises by Tenant for the same purposes as immediately prior to such taking or as contemplated herein, (ii) so many of the parking spaces in the Common Areas as reduces the parking ratio below that which is required by the zoning ordinance applicable to the land owned by Landlord of which the Demised Premises are a part, and Landlord's failure to provide substantially similar alternative parking reasonably acceptable to Tenant within sixty (60) days after such taking, or (iii) so much of the Demised Premises that access to the Demised Premises is materially impeded, as reasonably determined by Tenant.

               (c) In the event that the Base Rent is abated pursuant to Section 22(d) to less than 50% of the then prevailing Base Rent, Landlord may, at its option, upon thirty (30) days written notice to Tenant, terminate this Lease. All Base Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of taking, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such condemnation

               (d) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 22(b) above, Landlord shall, using all reasonable speed and diligence, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking. The entire award made by the condemning authority as a result of the Taking (other than any Separate Award (as hereinafter defined) which Tenant may seek and obtain), as reduced only by the cost actually incurred by Landlord in collecting the award (herein, the "Net Condemnation Proceeds") shall be paid to Landlord for the purpose of enabling Landlord to carry out its restoration obligation under this subsection (d). If any Net Condemnation Proceeds remain after Landlord achieves restoration of the Demised Premises in accordance with this subsection (d), such remaining Net Condemnation Proceeds shall be retained by Landlord. The proposed plans for restoration of the Demised Premises and a construction schedule shall be prepared by Landlord and submitted by Landlord to Tenant for approval, such approval not to be unreasonably withheld or delayed. In the event the construction schedule provided to Tenant discloses that such construction is not estimated to be completed within three (3) months from the date of the Taking, Tenant may, at its option and as its only remedy, terminate this Lease by giving written notice thereof to Landlord within thirty (30) days after Tenant's receipt of such construction schedule. Upon such termination, Landlord and Tenant will have no further duties or obligations under this Lease, except obligations which expressly survive termination. The restoration shall be pursued by Landlord in accordance with the approved schedule, subject to extension thereof for Permitted Delay. In performing such restoration, Landlord and its contractors shall take all such steps as may be reasonable and practicable to prevent interference of such restoration with the use and enjoyment by Tenant of the Demised Premises. Landlord shall perform its obligations under this Section 22(d) in a manner which will achieve restoration as soon as practicable, giving due regard to the nature and scope of the damage, subject to the occurrence of Permitted Delay. In any event, damage resulting from the Taking, irrespective of its magnitude, must be fully restored within three months from the date of the Taking, subject to extension of such three-month period for Permitted Delay. If restoration has not been completed within such three-month period, as extended in accordance with the foregoing provisions, Tenant may, at its option and as its only remedy, terminate this Lease by giving written notice thereof to Landlord within sixty (60) days after the expiration of such three-month period, as extended; provided that if completion is achieved prior to the giving of such notice, the right to give the notice will automatically terminate. There shall be an equitable abatement of the Base Rent and Additional Rent based on the loss of use of the Demised Premises caused by the taking. Determination of such loss of use of the Demised Premises after a partial taking shall be mutually agreed to by the parties within sixty
     (60) days from the date of the taking and if the parties cannot so agree, then such loss of use shall be determined in accordance with the Dispute Resolution Procedure, with real estate appraisers having at least ten (10) years experience appraising commercial real estate, including build-to-suit leases, serving as Officials. Pending such determination, Tenant shall continue to pay the Base Rent and Additional Rent as herein originally specified, and upon such determination, if Tenant is entitled to a refund because of an overpayment of Base Rent or Additional Rent, Landlord shall make the same promptly, or in lieu thereof, credit the amount thereof to future installments of Base Rent or Additional Rent as they become due.

               (e) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 22, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from seeking a separate award ("Separate Award") from the condemnor, to the extent permitted by law, for the value of the unamortized tenant improvements (installed in accordance with Section 19 at Tenant's expense), Tenant's moveable Trade Fixtures, personal property moving expenses and loss of good will, provided that, in any case, the making of such claim shall not and does not adversely affect or diminish Landlord's award.

          23.  Tenant's Default

               (a) The occurrence of any one or more of the following events shall constitute an event of default (herein referred to as an "Event of Default") of Tenant under this Lease:

                    (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after receipt of written notice from Landlord of such failure;

                    (ii) if Tenant violates the provisions of Section 30 of this Lease by attempting to make an unpermitted assignment or sublease;

                    (iii) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within ninety (90) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

                    (iv) if Tenant becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

                    (v) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within ninety (90) days following the date of such appointment; or

                    (vi) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected exercising due diligence within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to criminal prosecution for violation of any law, rule, ordinance or regulation or causes, or would result in a default under any mortgage or other Permitted Encumbrance.

               (b) Upon the occurrence of any one or more Events of Default, Landlord, without any demand or notice whatsoever (except as expressly required in this Section 23) shall have the immediate right to pursue the following remedies (all of which shall be cumulative and in addition to any other remedies available to Landlord at law or in equity):

                    (i) Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term, and all rights of Tenant under this Lease and in and to the Demised Premises shall expire and terminate and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to

     Landlord on the date specified in such notice, and if Tenant fails to so surrender Landlord shall have the right, upon prior notice and only to the extent permitted by law, to enter upon and take possession of the Demised Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant (A) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to, to the extent permitted under applicable law, attorneys' fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Demised Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, alterations and any other items which Tenant is required under this Lease to remove but does not remove. As used in Subsection 23(b)(i)(C) above, the "worth at the time of award" is computed by discounting such amount at the Prime Rate (as defined in Section 32) at the time of award.

                    (ii) Landlord will also have the right, with or without terminating this Lease, to re-enter the Demised Premises pursuant to legal proceedings or pursuant to any notice provided by law, and remove all persons and property from the Demised Premises; such property may be removed and stored in a public warehouse or elsewhere at Tenant's expense. No re-entry or taking possession of the Demised Premises by Landlord pursuant to this Subsection 23(b)(ii) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

     Upon the occurrence of an Event of Default and abandonment of the Demised Premises by Tenant or in the event that Landlord elects to re-enter the Demised Premises or takes possession of the Demised Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Demised Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Demised Premises in connection with such reletting. If Landlord elects to relet the Demised Premises, then rents received by Landlord from such reletting will be applied; first, to the payment of any cost of such reletting; second, to the payment of the reasonable cost of any alterations and repairs to the Demised Premises incurred in connection with such reletting; third, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

                    (iii) If an Event of Default occurs as a result of a failure by Tenant to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or as a result of a failure by Tenant to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all reasonable sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant.

                    (iv) Pursue such other remedies as are available at law or in equity.

               (c) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

               (d) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

               (e) No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default (except as to acceptance by Landlord of payment in full of all Base Rent and Additional Rent past due at the time of such acceptance). No custom or practice which may arise between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

               (f) The rights granted to Landlord in this Section 23 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Base Rent, Additional Rent or damages accruing to Landlord by reason of any Event of Default. If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses. Other than in connection with a claim arising from the negligence or intentional misconduct of Landlord, its employees, agents or representatives, if Landlord shall be made a party to any litigation commenced against Tenant as a result of this Lease, Landlord's ownership of the Demised Premises or the relationship of Landlord and Tenant arising by virtue of this Lease, Tenant shall pay all reasonable costs and reasonable attorneys' fees incurred by Landlord in connection with such litigation. Notwithstanding anything to the contrary contained herein, in the event any third party prevails in any action to which Landlord is made a party and it is ultimately determined that there was no negligence or intentional misconduct on the part of Landlord, Tenant shall pay all reasonable costs and reasonable attorneys' fees incurred by Landlord in connection with such litigation.

               (g) Nothing contained in this Lease will relieve Landlord of any obligation which Landlord may have under the laws of the state of Indiana to mitigate its damages resulting from an Event of Default.

          23.1 Landlord Default. If Landlord fails to perform or observe or otherwise breaches any term of this Lease and such failure shall continue for more than thirty (30) days after Tenant gives Landlord written notice of such failure, or, if such failure cannot be corrected within such 30-day period, if Landlord does not commence to correct such default within such 30-day period and thereafter diligently prosecute the correction of same to completion within a reasonable time, a "Landlord Event of Default" shall exist under this Lease. Upon the occurrence of a Landlord Event of Default, Tenant may at Tenant's option, cure the Landlord Event of Default and the actual cost of such cure shall be payable by Landlord to Tenant within thirty (30) calendar days after written demand and shall bear interest at the Interest Rate until repayment in full by Landlord occurs; provided, however, that if a failure by Landlord to perform or observe any term of this Lease gives rise to circumstances or conditions which constitute an emergency threatening human health or safety or materially impeding the conduct of the business of Tenant at the Demised Premises, Tenant shall be entitled to take immediate curative action to the extent necessary to eliminate the emergency . If Landlord does not pay to Tenant the amount of such cost and accrued interest, upon written demand, Tenant may set off such cost against installments of Base Rent or other amounts due Landlord under this Lease. Such cost must be reasonably incurred and must not exceed the scope of the Landlord Event of Default in question; and if such costs are chargeable as a result of labor or materials provided directly by Tenant, rather than by unrelated third parties, the costs shall not exceed the amount which would have been charged by a qualified third party unrelated to Tenant. The quality of all work performed by Tenant must equal or exceed the quality as exists in the Demised Premises. Such costs must be reasonably documented and copies of such documentation must be delivered to Landlord with the written demand for reimbursement. Tenant shall be permitted to continue to set-off against succeeding installments of Base Rent or other amounts due Landlord under this

     Lease until the total amount of such cost actually incurred by Tenant has been recovered by Tenant. Once Tenant has fully set off all of such cost, Landlord shall no longer be deemed to be in default under this Lease with respect to the Landlord Event of Default that was the subject of the set off. Nothing contained in this Section 23.1 shall create or imply the existence of any obligation by Tenant to cure any Landlord Event of Default.

          24. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of the Mortgagee to enter upon the Demised Premises at all reasonable times for the purposes of inspecting them and making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make such repairs or perform any such work required of Tenant under this Lease; provided that, except in the case of an emergency, Landlord shall give the Tenant reasonable prior written notice not less than two (2) days in advance of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any such work, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to annoy, disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant, subject to the foregoing provisions.

          25.  Mortgagee's Rights.

               (a) Except as provided in Subsection (b), below, this Lease will automatically be superior to any "Mortgage". The term "Mortgage", as used in this Lease, shall mean any and all mortgages, deeds to secure debt, deeds of trust, or other instruments creating a lien or conveying a security title at any time and from time to time, granted by Landlord and affecting or encumbering the title of Landlord to the Demised Premises or this Lease. The term "Mortgagee" refers to the holder of the Mortgage. Landlord shall have no right to grant to any Mortgagee in any Mortgage any rights which, if exercised, would violate the obligations of Landlord or the rights of Tenant under this Lease. With respect to any Mortgage which is subordinate to this Lease, any person who becomes the holder of the interest of the Landlord by virtue of foreclosure of the Mortgage shall be subject to and bound by all the provisions of this Lease.

               (b) If a Mortgagee desires for this Lease to be subordinate to its Mortgage, Tenant agrees that it shall subordinate this Lease by execution and delivery of the Subordination, Non-Disturbance and Attornment Agreement attached to this Lease as Exhibit "D" and by this reference made a part hereof; provided, however, that to be effective such Agreement must be fully executed by all parties thereto and properly recorded in the real estate records of Hendricks County, Indiana; until such full execution and recording occurs, no subordination of this Lease to any Mortgage will be effective. Tenant hereby waives its rights, if any, under applicable law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale under any Mortgage.

          26. Estoppel Certificate. Each party agrees, at any time, and from time to time, within ten (10) days after written request from the other, to execute, acknowledge and deliver to the requesting party (and/or its designee), a statement in writing in recordable form certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified) and (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best knowledge of the signer of such certificates, there exists any failure by the other party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure of which the signer may have knowledge,
     (iv) (as to Tenant only, if such be the case) the Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, (v) and as to such additional matters as may be reasonably requested by the requesting party, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any Mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

          27.  Leasehold Mortgage.

          27.1. Tenant's Financing. Landlord and Tenant acknowledge that the Demised Premises may be encumbered by a mortgage on Tenant's leasehold interest and other security device(s) to Einstein Bros. that may secure as collateral, obligations of Tenant to Einstein Bros. under the Supply Agreement. Such mortgage is hereinafter referred to as the "Leasehold Mortgage," the mortgagee under the Leasehold Mortgage is hereinafter referred to as the "Leasehold Mortgagee," and the obligations secured by the Leasehold Mortgage are hereinafter referred to as the "Obligations."

          27.2.  Notice to Leasehold Mortgagee of Default by Tenant.   Provided
     Landlord has received from Tenant written notice of the existence of the Leasehold Mortgage, Landlord shall give to the Leasehold Mortgagee a copy of each notice of default for which provision is made under Section 23 hereof at the same time as and whenever such notice shall be given by Landlord to Tenant, such copy to be addressed to such Leasehold Mortgagee at the address last furnished to Landlord as provided hereinabove.
     Landlord shall not be entitled to serve a notice of cancellation and termination upon Tenant unless a copy of any prior notice of default shall have been given to such Leasehold Mortgagee as hereinabove provided and the time as hereinafter specified for the curing of such default shall have expired without the same having been cured. The performance by the

     Leasehold Mortgagee of any condition or agreement on the part of Tenant to be performed hereunder will be deemed to have been performed with the same force and effect as though performed by Tenant. No notice of default shall be effective unless a copy thereof has been delivered to the Leasehold Mortgagee.

          27.3. Cure by Leasehold Mortgagee. Landlord will accept performance by the Leasehold Mortgagee, within the following periods (time being of the essence) of any term, covenant or condition on Tenant's part to be performed hereunder, with the same force and effect as though timely performed by Tenant:

               (a) As to any base rent and all other charges payable hereunder, within ten (10) days after notice of such default; and

               (b) As to all other defaults hereunder, within thirty (30) days more than the applicable time period provided herein to the Tenant to remedy such default or, if within such period such default cannot be cured, or cannot be cured without entry into possession, to commence to so cure within such period and diligently and continuously proceed therewith, including, without limitation, diligent efforts to obtain possession, to the completion of such cure.

     If any default of the Tenant is not curable by the Leasehold Mortgagee, including, without limitation, a default consisting of the bankruptcy of the Tenant or other matter personal to the Tenant, such default shall be deemed cured if the Leasehold Mortgagee (i) cures all curable defaults within the aforesaid time periods, and (ii) agrees in writing to assume and perform all of the terms and conditions of this Lease from and after the date of such non-curable default. In the event Tenant rejects this Lease in bankruptcy, the Leasehold Mortgagee shall be entitled to a new lease in accordance with Section 27.5 hereof.

          27.4. Standstill. The Landlord shall not exercise its right to terminate this Lease (but this shall not be construed as precluding Landlord from giving appropriate notices of default), as hereinabove provided, during the time that the Leasehold Mortgagee shall require to complete its remedies under such Leasehold Mortgage, provided, however:

               (a) That the Leasehold Mortgagee proceeds, promptly and with due diligence, with the remedies under the Leasehold Mortgage and thereafter prosecutes and completes the same with all due diligence; and

               (b) That the Leasehold Mortgagee shall pay to Landlord the base rent and all other charges required to be paid by Tenant hereunder which have accrued and which shall become due and payable during said period of time, within the time period specified in Section 27.3 above.

     Landlord shall also be obligated to give any notice of cancellation or termination of this Lease by Tenant, including without limitation cancellation or termination resulting from rejection of this Lease by Tenant in any bankruptcy proceeding, to the Leasehold Mortgagee. The Leasehold Mortgagee shall then have the right to notify Landlord in writing, within forth-five (45) days after receipt by Leasehold Mortgagee of such notice of cancellation and termination, that
     (i) Leasehold Mortgagee, or any designee or nominee which Leasehold Mortgagee may designate or name in such notice, elects to lease the Demised Premises from the date of cancellation or termination of this Lease (as specified in the notice of cancellation and termination) for the remainder of the term of this Lease, at the base rent and other payments and charges herein reserved, and (except to the extent any of the same no longer runs to the benefit of any successor Tenant) otherwise upon identical terms, covenants and conditions as are herein set forth, with the same relative priority in time and in right as this Lease and having the benefit of and vesting in the Leasehold Mortgagee, its designee or nominee, of all of the rights, title, interest, powers and privileges of the Tenant hereunder (except to the extent any of the same do not run to the benefit of any successor Tenant) and (ii) Leasehold Mortgagee further obligates itself, within forty-five (45) after delivery to Landlord of such election: (x) to cure the default upon which such cancellation or termination was based, or in respect to any default not capable of curing within such forty-five (45) days, or which cannot be cured without entry into possession, to proceed and effect cure with due diligence, including, without limitation, diligent efforts to obtain possession; (y) to pay to Landlord all base rent and other payments and charges due under this Lease up to and including the date of commencement of the term of such new lease; and (z) to pay to Landlord all expenses and reasonable attorneys' fees incurred by Landlord in connection with any such default and with the preparation, execution and delivery of such new lease.

          27.5. New Lease. Upon compliance by Leasehold Mortgagee, its designee or nominee, within the time provided in Section 27.4, Landlord shall thereupon execute and deliver such new lease to Leasehold Mortgagee, its designee or nominee, having the same relative priority in time and in right as this Lease and having the benefit of all of the right, title, interest, powers and privileges of the Tenant hereunder (except to the extent any of the same do not run to the benefit of any successor Tenant) in and to the Demised Premises, including specifically assignment of Landlord's interest in and to any then existing sublease where the subtenant may have attorned to Landlord and may have been recognized by Landlord and which, at the time of cancellation or termination of this Lease, was prior in right to the Leasehold Mortgage or which by separate agreement or by its terms had been granted non-disturber privileges. Landlord hereby agrees with respect to any such sublease so assigned, that it will not modify or amend any of the terms or provisions thereof, during the period between the expiration or termination of this Lease and the execution and delivery of the new lease.

     Upon the execution and delivery of the new lease, the leasehold estate shall automatically vest in the Leasehold Mortgagee until the expiration of the term of the new lease, unless the new lease shall thereafter sooner be terminated and Landlord shall execute and deliver and permit to be recorded such documents as may be reasonably required by the Leasehold Mortgagee to confirm the foregoing. Subject to such new lease having been effectuated with the Leasehold Mortgagee, Landlord further agrees that, during the period following the termination of this Lease until the date of the execution and delivery of the new lease, it will do nothing which will give rise to any liens thereon, but Landlord shall have all of the right, power and privilege to operate, maintain and control the Demised Premises and shall pay over to the Leasehold Mortgagee on the date of such execution and delivery the net income, if any, after payment of all amounts accrued as if this Lease had remained in full force and effect until the execution and delivery of the new lease, derived from the Demised Premises from the date of termination of this Lease, or the Leasehold Mortgagee shall pay over to the Landlord the net deficit, including payment of all amounts accrued under this Lease, from such operation, both determined in accordance with generally recognized principles of accounting applied to the operation and maintenance of a property of similar size and type.

     Landlord shall not be obligated to deliver physical possession of the Demised Premises to either the Leasehold Mortgagee or its designee or nominee. In the event, however, that at the time the new lease is executed the Tenant hereunder shall be in possession of the Demised Premises and of the improvements, Landlord, at the request and expense of the Leasehold Mortgagee, its designee or nominee, as the new Tenant, will take all commercially reasonable and appropriate steps to remove the Tenant from the Demised Premises and from the improvements, but shall not be liable to such new Tenant for any damages resulting from any delay of the Tenant in vacating the Demised Premises, or from any failure to vacate them, and there shall be no abatement of rent by reason thereof.

     In no event shall the Leasehold Mortgagee, its designee or nominee, be under any obligation or liability whatsoever beyond the period for which it is the Tenant under any such new lease.

          27.6.  Additional Covenants Regarding Leasehold Mortgage.

               (a) No modification of this Lease shall be effective as to the Leasehold Mortgagee unless consented to in writing by the Leasehold Mortgagee, which consent shall not be unreasonably withheld, delayed or conditioned.

               (b) Subject to the provisions of Section 31, the Leasehold Mortgagee or other acquirer of the interest of Tenant under this Lease (the "Leasehold Estate") pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring the Leasehold Estate, without further consent of Landlord, sell and assign the Leasehold Estate on such terms and to such persons and organizations as are acceptable to the Leasehold Mortgagee or acquirer and thereafter be relieved of all obligations under this Lease, provided that such assignee has delivered to Landlord its written agreement to be bound by all of the provisions of this Lease.

               (c) Notwithstanding any other provisions of this Lease to the contrary, any sale of this Lease and of the Leasehold Estate in any proceedings for the foreclosure of the Leasehold Mortgage, or the assignment or transfer of this Lease and of the Leasehold Estate herein in lieu of the foreclosure of the Leasehold Mortgage, shall be deemed to be a permitted sale, transfer or assignment of this Lease or the Leasehold Estate.

               (d) Nothing herein contained shall require any Leasehold Mortgagee or its designee as a condition to its exercise of rights hereunder to cure any default of Tenant (other than payment of amounts owed) not reasonably susceptible of being cured by the Leasehold Mortgagee or its designee, including but not limited to the defaults relating to bankruptcy and insolvency and any other sections of this Lease which may impose conditions of default not susceptible to being cured by the Leasehold Mortgagee, or a subsequent owner of the Leasehold Estate through foreclosure.

               (e) So long as the Leasehold Mortgage is in existence, unless otherwise consented to in writing by the Leasehold Mortgagee, the fee title to the Demised Premises and the Leasehold Estate shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and the Leasehold Estate by Landlord, by Tenant or by a third party, by purchase or otherwise.

               (f) If the Leasehold Mortgagee, its designee or other purchaser which has acquired the Leasehold Estate pursuant to foreclosure, conveyance in lieu of foreclosure or other proceedings, has entered into a new lease with Landlord in accordance with Section 27.5 above, the Leasehold Mortgagee, its designee or other purchaser (i) shall have no liability under this Lease beyond the Leasehold Mortgagee's, designee's or other purchaser's interest in the Demised Premises pursuant to this Lease, and Landlord shall look exclusively to such interest for payment or discharge of any obligations of Tenant under this Lease, (ii) shall have no liability under this Lease except as an assignee pursuant to the provisions of this Section, (iii) shall be obligated to perform the obligations of Tenant under this Lease, but only for so long as it is the Tenant hereunder and
     (iv) shall succeed to the rights of Tenant, if any, in and to any security deposited or paid by Tenant to Landlord in connection with this Lease. In such event, Tenant shall no longer have any rights to such security, and Landlord shall hold such security for and on behalf of the Leasehold Mortgagee, its designee or other purchaser.

               (g) If the Leasehold Mortgagee, its designee or any other purchaser of the Leasehold Estate shall become holder of the Leasehold Estate and if the improvements on the Demised Premises shall have been or become materially damaged on, before or after the date of such purchase and assignment, the Leasehold Mortgagee, its designee or such purchaser shall be obligated to repair, replace or reconstruct such improvements only to the extent of the net insurance proceeds received by the Leasehold Mortgagee, its designee or such purchaser. However, if such net proceeds are insufficient to repair, replace or reconstruct such improvements to the extent required by this Lease, and should the Leasehold Mortgagee, its designee or such purchaser choose not to fully reconstruct such improvements in accordance with such Section, such failure shall constitute an Event of Default under this Lease.

          28. Option Agreement. Pursuant to the Option Agreement, Einstein Bros. may, at its option, purchase the assets of Tenant, including, but not limited to, Tenant's interest under this Lease. In the event that Einstein Bros. exercises its option to purchase the assets of Tenant and assumes Tenant's obligations under this Lease:

               (a) The Term of the Lease shall be automatically extended for a period of five (5) years commencing on the date of closing of the purchase of Tenant's assets, and Tenant shall have the right and option to extend the Term for one (1) successive additional period of five (5) years (the "Renewal Term"), upon written notice to Landlord given no less than six (6) months prior to the expiration date of the Term.

               (b) The Base Rent for both the Term, as extended, and the Renewal Term, shall not be as set forth in Section 1(c), but shall be based on the fair market rental value of the Demised Premises as agreed to by Landlord and Einstein Bros. In the event that Landlord and Einstein Bros. are unable to agree upon the Base Rent to be paid by Einstein Bros. (i) as to the remainder of the then current Term, within thirty (30) days of the date of closing of Einstein Bros.'s purchase of Tenant's assets, or (ii) as to the Renewal Term, within thirty (30) days prior to the commencement thereof, the dispute shall be resolved by the Dispute Resolution Procedure, as hereinafter defined. Within forty five (45) days of the date of closing of Einstein Bros.'s purchase of Tenant, Landlord and Tenant shall initiate the Dispute Resolution Procedure by appointing commercial real estate brokers knowledgeable in the Indianapolis area industrial leasing market as Officials, as hereinafter defined. If Einstein Bros. assumes Tenant's rights and obligation under this Lease, Einstein Bros. shall, within ten
     (10) days of the determination of Base Rent above, deposit with Landlord a security deposit equal to a one month installment of Base Rent, and shall pay the Base Rent determined in accordance with these provisions for the time period commencing on the date of closing of the purchase of Tenant's assets and ending on the day preceding the due date of the first monthly installment of the Base Rent as so determined.

               (c) Landlord shall have the option, with six (6) months prior written notice to Einstein Bros., to relocate Einstein Bros.'s bagel production facility to another site suitable to Einstein Bros.'s requirements as set forth in this Lease. Einstein Bros. shall have the right, at its sole discretion, to delay the proposed relocation up to four
     (4) months after the relocation date proposed by Landlord. Landlord shall bear all cost and expense associated with any such relocation of Einstein Bros.

               (d) Any Leasehold Mortgage held by Einstein Bros. shall be extinguished.

          29. Notices and Payments. Any notice or payment required or permitted to be given or served by either party to this Lease shall be in writing and deemed given when (a) personally delivered, (b) deposited with the United States Postal Service, postage prepaid, to be mailed by certified or registered mail, return receipt requested, or

     (c) delivered by overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section l(i) (as the same may be changed to another address in the Continental United States by giving written notice of the change not less than ten (10) days prior to effective date of the change); provided, however, that the time period allowed for a response to any notice so given shall not commence until the date of actual receipt of the notice. Refusal to accept delivery or inability to deliver as a result of a change of address as to which no notice was properly given shall be deemed receipt.

          30. Brokers. Neither Landlord nor Tenant has engaged any brokers who would be entitled to any commission or fee based on the execution of this Lease. Further, neither Landlord nor Tenant have had any conversations or negotiations with any broker concerning the leasing of the Demised Premises to Tenant. Landlord and Tenant hereby indemnify each other against and from any claims for any brokerage commissions asserted against the indemnified party and arising from the acts of the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the expiration or termination of this Lease for any reason.

          31.  Assignment and Subleasing.

               (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent shall not be unreasonably withheld. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder arising from and after the effective date of the Sublease or assignment; provided, however, that so long as no Event of Default has occurred and is continuing, Landlord shall not collect any rent directly from any subtenant of less than the entire Demised Premises or otherwise unreasonably interfere with the exercise by Tenant of its rights as sublandlord under the sublease. No assignment, mortgaging, subletting or use or occupancy by others shall in any way be construed to relieve Tenant from any of its liability hereunder to pay Base Rent, Additional Rent and all other sums payable by Tenant hereunder or to perform its obligations hereunder (which shall in every instance continue as the liability and obligation of a principal and not a surety) or from thereafter obtaining the express consent of Landlord to any other or further assignment, mortgaging or subletting of this Lease.

               (b) If Tenant should desire to assign this Lease or sublet the Demised Premises (or any part thereof), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) a detailed description of the intended use of the Demised Premises by the proposed assignee or sublessee, with particular detail regarding any Hazardous Substances which will be used in any manner at the Demised Premises; (iii) the amount and location of the space within the Demised Premises proposed to be so subleased, (iv) the proposed effective date and duration of the assignment or subletting, and
     (v) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.

               (c) Landlord shall have a period of fifteen (15) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; or (ii) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises; any such refusal shall state with reasonable specificity the reasons for the refusal. Landlord's refusal to consent to an assignment of this Lease or a sublease of all or any part of the Demised Premises to a competitor of Landlord or to an entity owned or controlled by or under contract with a competitor of Landlord shall be deemed a reasonable refusal of such consent. If Landlord should fail to notify Tenant in writing of such election within the aforesaid fifteen (15) day period, Landlord shall be deemed to have consented to such assignment or sublease. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs actually incurred by Landlord in connection with any requested assignment or subletting, not to exceed $1000 in each instance. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

               (d) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 31 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Demised Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option to take over any sublease of the Demised Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

               (e) Notwithstanding anything in this Lease to the contrary, Tenant may at any time and from time to time sublet all or any part of the Demised Premises, or assign this Lease, to Einstein Bros. or any Permitted Entity without Landlord's consent. Einstein Bros., as either subtenant of Tenant or assignee of Tenant's interest in this Lease, may at any time and from time to time sublet all or any part of the Demised Premises, or assign this Lease, to any affiliate of Einstein Bros. without Landlord's consent, provided that following such subletting or assignment Einstein Bros. remains liable under the provisions of its sublease (in the case of a subletting) or this Lease (in the case of an assignment). Einstein Bros. may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, to any party that is not an affiliate of Einstein Bros. without the prior written consent of Landlord, which consent shall not be unreasonably withheld, subject to Section 31(c) above and provided that following such subletting or assignment Einstein Bros. remains liable under the provisions of its sublease (in the case of a subletting) or this Lease (in the case of an assignment). For purposes of this Section 31(e), a Permitted Entity is an entity that is not a competitor of Landlord and that uses the Demised Premises primarily to produce products for Einstein Bros., its subsidiaries, affiliates, licensees, franchisees or distributors or leases the Demised Premises for such use.

          32.  Termination or Expiration.

               (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent and other amounts owed or owing for the period prior to termination thereof.

               (b) At the expiration or earlier termination of the Term, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the commencement of the Term, ordinary wear and tear, loss by fire or other casualty (which shall be governed by Section
     21) and repairs or maintenance which are the duty of Landlord under Section 11(c) of this Lease excepted.

               (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at one hundred twenty-five percent (125%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law.

          33. Late Payments. Any installment of Base Rent which is not paid within fifteen (15) calendar days after the date when such rent is due shall, after such 15-day period, bear interest at the Interest Rate. The term "Interest Rate", as used in this Lease, shall mean a rate of interest equal to the lower of (i) three percent (3%) in excess of the Prime Rate (as herein defined) in effect from time to time and (ii) the highest legal rate of interest permitted by applicable law to be charged by Landlord to Tenant. The term "Prime Rate" as used herein shall mean the rate of interest charged at the applicable time by Bank of America Illinois as its "reference rate." If Bank of America Illinois ceases to publish or announce a reference rate, Landlord shall designate a comparable reference rate.

          34.  Dispute Resolution Procedure.

               (a) In the event that a dispute arises between Landlord and Tenant under the Lease, and (i) the Lease specifically provides that the dispute resolution procedure outlined in this Section 34 (herein referred to as the "Dispute Resolution Procedure") shall be utilized or (ii) the dispute does not involve a failure by Tenant to pay Base Rent or Additional Rent, and the party desiring to utilize the Dispute Resolution Procedure provides the other party with written notice of said intent within twenty
     (20) days after the dispute arises, the parties shall proceed as follows:

                    (i) The party electing to proceed under the procedures outlined herein (the "Electing Party") shall give written notice of such election to the other party (the "Other Party"), and shall designate in writing the Electing Party's selection of an individual with the qualifications outlined in the section of the Lease giving rise to this remedy (the "Official") who shall act on the Electing Party's behalf in determining the disputed fact.

                    (ii) Within twenty (20) days after the Other Party's receipt of the Electing Party's selection of an Official, the Other Party, by written notice to the Electing Party, shall designate an Official who shall act on the Other Party's behalf in determining the disputed fact.

                    (iii) Within twenty (20) days of the selection of the Other Party's Official, the two (2) Officials shall render a joint written determination of the disputed fact. If the two (2) Officials are unable to agree upon a joint written determination within such twenty (20) day period, each Official shall render his or her own written determination and the two Officials shall select a third Official within such twenty (20) day period. In the event the two Officials are unable to select a third Official within such twenty (20) day period, then either party may apply to a court of original jurisdiction in the State of Indiana for appointment by such court of such third Official.

                    (iv) Within twenty (20) days after the appointment of the third Official, the third Official shall render his or her own written determination.

                    (v) If either Landlord or Tenant fails or refuses to select an Official, the Official selected shall alone determine the disputed fact.

     Landlord and Tenant agree that they shall be bound by the determination rendered pursuant to the Dispute Resolution Procedure, and that such determination shall be enforceable by a court of competent jurisdiction. Landlord shall bear the fee and expenses of its Official, Tenant shall bear the fee and expenses of its Official, and Landlord and Tenant shall share equally the fee and expense of the third Official, if any.

          35.  Miscellaneous.

               (a) The parties hereto hereby covenant and agree that any present or future law to the contrary notwithstanding, this Lease shall not terminate, except as herein specifically provided, and Landlord shall receive the Base Rent and Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement, reduction, set-off (except as expressly provided in this Lease), counterclaim, defense or deduction and not diminished by (i) any imposition of any public authority of any nature whatsoever during the Term, notwithstanding any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition, or (ii) any expenses or charges required to be paid by Tenant to maintain, restore or replace the Demised Premises or to protect Landlord's ownership of the Demised Premises, other than payments under any Mortgage now existing or hereafter created by Landlord. The obligations of Tenant hereunder shall not be affected by reason of any damage to or destruction of the Demised Premises except as expressly otherwise provided to the contrary in this Lease. Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or void this Lease, solely as a result of any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord.

               (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. If such invalidity is essential to the rights of either or both parties, then the affected party shall have the right to terminate this Lease on written notice to the other.

               (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

               (d) Time is of the essence of this agreement.

               (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof. This Lease may be amended only by a written instrument duly executed by Landlord and Tenant.

               (f) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

               (g) In the event of litigation between Landlord and Tenant with respect to this Lease or the performance of their respective obligations under this Lease, the losing party shall pay all reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys' fees actually incurred.

               (h) Landlord and Tenant agree to execute, upon request of the other, a short form memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such short form memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease (other than a short form memorandum of Lease, as approved by Landlord), and should Tenant do so, Tenant shall be in default hereunder.

               (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

               (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

               (k) This Lease shall be interpreted under the laws of the state of Indiana.

               (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made as to the striking of any item from this Lease.

          The parties have executed this Lease as of the date first above written.

                              LANDLORD

                              HARLAN BAKERIES, INC., an Indiana
                              corporation


                              By:__________________________

                                    Name:_________________

                                    Title:________________


                              TENANT

                              HARLAN BAGEL SUPPLY COMPANY, LLC,
                              an Indiana limited liability company


                              By:__________________________

                                    Name:_________________

                                    Title:________________

                                                                       Exhibit B

                      ASSIGNMENT AND ASSUMPTION AGREEMENT



     This assignment and assumption agreement (the "Agreement") is made and entered into as of this ____ day of__________, 1996, by and between __________ (the "Assignor"), and Harlan Bagel Supply Company, LLC, an Indiana limited liability company ("Harlan").

                                   RECITALS
                                   --------

     Assignor is a party to certain purchase orders and other agreements pursuant to which it has agreed to purchase certain bagel equipment. Assignor and Harlan desire that all of Assignor's rights under such purchase orders and agreements and the equipment covered thereby be transferred and assigned to Harlan, subject to the assumption by Harlan of the executory obligations of Assignor under such purchase orders and agreements, all on the terms and subject to the conditions provided for herein.

                                   COVENANTS
                                   ---------

     In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follow:

     1. ASSIGNMENT. The Assignor hereby grants, bargains, sells, conveys and assigns to Harlan all of Assignor's right, title and interest in and to the purchase orders and agreements specified in Exhibit A hereto (the "Equipment Agreements") and the equipment covered thereby. The Assignor represents to Harlan that none of the Equipment Agreements have been amended or modified and each of them is in full force and effect. Further, neither the Assignor nor, to the best of the Assignor's knowledge, any of the other parties to the Equipment Agreements is in breach of, or default under, any of the Equipment Agreements, and to the best of the Assignor's knowledge, no event has occurred which, with the passage of time or the giving of notice or both would constitute a breach of, or default under, any of the Equipment Agreements.

     2.  PAYMENT; ASSUMPTION.  In consideration for the assignment made by
Section 1 hereof, Harlan (a) is paying to Assignor, concurrently with the execution and delivery of this Agreement, $__________ in cash, and (b) does hereby assume, and agrees to pay, perform and discharge when lawfully due, all of the obligations of Assignor under the Equipment Agreements.

     3.  EFFECT OF ASSIGNMENT.   Notwithstanding anything in this Agreement to
the contrary, this Agreement shall not constitute an assignment of any of the Equipment Agreements if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Harlan thereunder. If such consent is not obtained, or if an attempt at an assignment thereof would be ineffective or would affect the rights of the Assignor thereunder so that

                                                                       Exhibit B


Harlan would not in fact receive all such rights, then Assignor will cooperate with Harlan in any reasonable arrangement designed to provide for Harlan the benefits under such Equipment Agreement including enforcement for the benefit of Harlan of any and all rights of the Assignor against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

     4. EFFECT OF ASSUMPTION. The assumption by Harlan of the obligations of the Assignor provided for herein shall in way expand the rights or remedies of any third party against Harlan as compared to the rights and remedies which such third party would have had against Assignor had Harlan not assumed such obligations. Without limiting the generality of the preceding sentence, the assumption by Harlan of such obligations shall not create any third party beneficiary rights.

     5. FURTHER ASSURANCES. Each of the parties hereto further agrees to execute such additional documents from time to time at request of the other party as may be reasonably necessary to accomplish the assignment or assumption made herein.

     6. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts made and to be performed wholly therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                     [ASSIGNOR]


                                     By________________________


                                     HARLAN BAGEL SUPPLY COMPANY, LLC


                                     By________________________

                                                                       Exhibit C



                          ASSIGNMENT AND BILL OF SALE
                          ---------------------------



     This assignment and bill of sale, (the "Assignment") is delivered by ___________ (the "Seller") to Harlan Bagel Supply Company, LLC, an Indiana limited liability company.

     KNOW ALL BY THESE PRESENTS, that for good and valuable consideration the Seller does hereby sell, convey, transfer, assign, and deliver to Harlan the Equipment specified in Exhibit A hereto (the "Purchased Equipment").

     The Seller represents, warrants, and covenants to Harlan, its successors, and assigns, that the Seller is the lawful owner of the Purchased Equipment and has the right and authority to make the herein described transfer free and clear of all liens, mortgages, pledges, encumbrances, claims, and charges of every kind.

     The Seller further agrees to execute such additional documents from time to time at the request of Harlan as may be reasonably necessary to accomplish the transfer made herein.

     IN WITNESS WHEREOF, the Seller has executed this assignment and bill of sale as of the day and year first written above.



                                        [SELLER]

                                        By _______________________________

                                                                       Exhibit D

                                OPTION AGREEMENT

                          dated ________________, 1996

                                     among

                          EINSTEIN BROS. BAGELS, INC.,

                       HARLAN  BAGEL SUPPLY COMPANY, LLC

                                 HAL P. HARLAN,

                                 HUGH P. HARLAN

                                      and

                                 DOUG H. HARLAN

                               TABLE OF CONTENTS

Article 1.0 The Option..................................................................    1

        1.1 The Option..................................................................    1
        1.2 Exercise of the Option......................................................    2
        1.3 Regulatory Compliance.......................................................    3
        1.4 Purchase Price upon Exercise of the Option..................................    3
        1.5 Allocation of Purchase Price Among Option Assets............................    3
        1.6 Valuation of Einstein Bros. Stock or BCI Stock..............................    3
        1.7 Closing of Option Exercise..................................................    3
        1.8 Procedure at each Closing...................................................    4

Article 2.0 Representations and Warranties of Supplier and the Members..................    5

        2.1 Organization, Power and Authority of Supplier...............................    5
        2.2 Due Authorization; Binding Agreement of Supplier............................    5
        2.3 Binding Agreement of the Members............................................    5
        2.4 Membership Interests in Supplier............................................    6
        2.5 Ownership of Shares by the Members..........................................    6
        2.11 Good Title to and Condition of Supplier's Assets...........................    6
        2.26 Accuracy of Information Furnished by Supplier and the Members..............    6
        2.27 Investment Bankers' and Brokers' Fees......................................    6

Article 3.0 Representations and Warranties of Einstein Bros.............................    6

        3.1 Organization, Power and Authority of Einstein Bros..........................    6
        3.2 Due Authorization; Binding Agreement of Einstein Bros.......................    6
        3.3 Investment Bankers' and Brokers' Fees.......................................    7

Article 4.0 Additional Covenants of Supplier and the Prior to the Termination...........    7

        4.1 Reasonable Best Efforts.....................................................    7
        4.2 Conduct of Business.........................................................    7
        4.3 Access to Supplier's Properties and Records.................................    8
        4.4 Notice of Material Developments.............................................    8
        4.5 No Disclosure...............................................................    8
        4.6 No Other Discussions; Retention of Shares...................................    9

Article 5.0 Conditions to the Closing of the Option Exercise by Einstein Bros...........    9

        5.1 Accuracy of Representations and Warranties and Compliance with Obligations..    9
        5.2 HSR Act Waiting Period......................................................    9
        5.3 Receipt of Necessary Consents...............................................    9
        5.4 No Adverse Litigation.......................................................    9
        5.5 No Material Adverse Change..................................................    9

Article 6.0 Certain Additional Covenants................................................   10

        6.1 Execution of Further Documents..............................................   10
        6.2 Cooperation of Supplier and the Members

        6.3 Subsequent Audited Financial Statements.....................................   11
        6.4 Confidential Information....................................................   11
        6.5 Remedies Waiver.............................................................   12
        6.6 Employment by Einstein Bros. of Supplier's Employees
        6.7 No Obligation of Einstein Bros. to Employ.

Article 7.0 Indemnification.............................................................   13

        7.1 Agreement by the Members to Indemnify.......................................   13

Article 8.0 Miscellaneous...............................................................   15

        8.1 Amendment and Modification..................................................   15
        8.2 Payment of Expenses.........................................................   15
        8.3 Binding Effect..............................................................   15
        8.4 Entire Agreement............................................................   15
        8.5 Headings....................................................................   15
        8.6 Execution in Counterpart....................................................   15
        8.7 Notices.....................................................................   15
        8.8 Governing Law...............................................................   16
        8.9 Publicity...................................................................   16


                               OPTION AGREEMENT


   This option agreement (the "Agreement") is made and entered into this ___ day of _______, 1996 by and among Einstein Bros. Bagels, Inc., a Delaware corporation ("Einstein Bros."), Harlan Bagel Supply Company, LLC, an Indiana limited liability company ("Supplier"), and Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan (collectively, the "Members").

                                    RECITALS
                                    --------

   Einstein Bros., the Supplier, and Harlan Bakeries, Inc. and the Members have entered into a project and approved supplier agreement (the "Approved Supplier Agreement"). Einstein Bros. desires to obtain an option to acquire all of the assets of Supplier, and Supplier desires to grant such an option, all on the terms and subject to the conditions set forth herein.

                                   COVENANTS
                                   ---------

   In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained herein and in the Approved Supplier Agreement, the parties hereto agree as follows:

ARTICLE 1.0   THE OPTION

   1.1 THE OPTION. Upon the terms and subject to the conditions hereof, Supplier hereby grants to Einstein Bros. an irrevocable option (the "Option") to purchase, at the purchase price provided for in Section 1.4 hereof, all of the assets of Supplier (the assets subject to the option being herein sometimes referred to as the "Option Assets"). Without limiting the generality of the foregoing, the Option Assets shall include:

        1.1.1 all of Supplier's machinery, equipment, tools, supplies, leasehold improvements, construction in progress, furniture and fixtures, and other fixed assets ("Fixed Assets");

        1.1.2  all inventories and raw materials of Supplier;

        1.1.3 all receivables of Supplier including without limitation any receivables under Sections 7.5 and 7.8 of the Approved Supplier Agreement;

        1.1.4 all real estate owned by Supplier, if any, and all of the interest of, and the rights and benefits accruing to, Supplier as lessee under all leases of real property and all improvements thereto and buildings thereon, and all leases or rental agreements covering machinery, equipment, tools, supplies, vehicles, furniture and fixtures and other fixed assets or personal property;

        1.1.5 all of the rights and benefits accruing to Supplier under the Approved Supplier Agreement and under all sales orders, sales contracts, supply contracts, purchase orders and purchase commitments made by Supplier in the ordinary course of business, all other agreements to which Supplier is a party or by which it is bound and all other choices in action, causes of action and other rights of every kind, but excluding contracts relating solely to the production or the sale of products other than the Products (as defined in the Approved Supplier Agreement) ("Excluded Contracts");

        1.1.6 all operating data and records of Supplier, including, without limitation, customer lists, financial, accounting and credit records, correspondence, budgets and other similar documents and records (although Supplier may retain copies thereof at its own expense for its tax or other legitimate business purposes);

        1.1.7 all of the proprietary rights of Supplier, including, without limitation, all trademarks, trade names (but expressly excluding the name "Harlan" or any name including the name "Harlan"), patents, patent applications, licenses, trade secrets, technology, know-how, formula, designs and drawings, computer software, slogans, copyrights, processes, operating rights, other licenses and permits, and other similar intangible property and rights, if any; and

        1.1.8 all cash and investments, and all prepaid and deferred items of the Supplier, including, without limitation, prepaid rentals, insurance, taxes and unbilled charges and deposits.

The Option shall be exercisable at any time on or after December 15, 1999 and on or before June 1, 2002 ("Termination Date").

   1.2 EXERCISE OF THE OPTION. In the event that Einstein Bros. elects to exercise the Option it shall give written notice of such exercise to Supplier in the manner provided herein for the giving of notice, which notice shall specify the consideration which Einstein Bros. elects to deliver upon the Closing (as hereinafter defined), which may consist of shares of common stock of Einstein Bros. ("Einstein Bros. Stock") in the event Einstein Bros. has completed an initial public offering of Einstein Bros. Stock, shares of common stock ("BCI Stock") of Boston Chicken, Inc. ("BCI"), cash, or any combination of the foregoing, having an aggregate value equal to the Supplier Value (as defined in Section 1.4), provided, however, that such consideration may consist of Einstein Bros. Stock or BCI Stock (the issuer of such stock being referred to herein as the "Issuer") only if (a) the average closing sales price per share of such stock of the Issuer as quoted on the NASDAQ National Market, as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the Closing Date (as hereinafter defined) (the "Share Price") is at least $10, and (b) the value of the Issuer (defined as the product of the Share Price and the total number of outstanding shares of such stock of the Issuer) is at least $300 million. In the event Einstein Bros. elects to deliver upon the Closing shares of Einstein Bros. Stock or shares of BCI Stock, such shares shall be registered under the Securities Act of 1933, as amended, and shall be accompanied by a written undertaking of Einstein Bros. to pay to the Supplier in cash the excess, if any, of the value of the shares so delivered , determined in the manner provided in Section 1.6 hereof, over the proceeds (net of commissions) from the sale of the shares, assuming all shares are sold in accordance with such reasonable conditions on the timing, daily volume and manner of sale as may be set forth in such undertaking. Such undertaking shall be assignable by the Supplier to its members to the extent any such shares are assigned to such members.

   1.3 REGULATORY COMPLIANCE. Upon the exercise of the Option each of the parties shall promptly prepare and file with the Federal Trade Commission ("FTC") and the United States Department of Justice ("Justice Department") any notification required to be filed with respect to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended, or any rules or regulations thereunder (the "HSR Act"). Each party represents and warrants to the other parties hereto that any such filing made by it shall be true and accurate in all material respects and shall conform to the requirements of the HSR Act. Each party shall promptly complete and file any required responses to requests by the FTC or the Justice Department for additional data and information. Each party shall also make available to the other parties hereto such information relative to its business, assets and property as may be required for the preparation of such notifications and reports.

   1.4 PURCHASE PRICE UPON EXERCISE OF THE OPTION. The purchase price payable by Einstein Bros. upon the exercise of the Option shall consist of: (i) Einstein Bros. Stock, BCI Stock, cash or any combination of the foregoing (determined in accordance with Section 1.2) having an aggregate value equal to the Supplier Value as of the Closing Date (as hereinafter defined) and (ii) the assumption by Einstein Bros. of Supplier's accounts payable, accrued expenses, outstanding indebtedness for money borrowed and contractual obligations, except that Einstein Bros. shall not be obligated to assume any liability or obligation under the Excluded Contracts or any liability or obligation the existence of which constitutes a breach of any representation and warranty made by Supplier or the Members in this Agreement or incurred in violation of any covenants or agreements of Supplier made in this Agreement (such liabilities to be assumed by Einstein Bros. being herein referred to as the "Assumed Liabilities"). For this purpose, the "Supplier Value" as of the Closing Date shall be determined in the manner set forth in Exhibit A.

   1.5 ALLOCATION OF PURCHASE PRICE AMONG OPTION ASSETS. The purchase price for the Option Assets shall be allocated among each item or class of the Option Assets as determined by the parties. Supplier and Einstein Bros. agree that they will prepare and file their federal and any state or local income tax returns based on such allocation of the purchase price. Supplier and Einstein Bros. agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, and that any such notices of filings will be prepared based on such agreed allocation of the purchase price.

   1.6 VALUATION OF EINSTEIN BROS. STOCK OR BCI STOCK. Einstein Bros. Stock or BCI Stock delivered upon the Closing (as hereinafter defined) shall be deemed to have a value equal to the average closing sales price per share of such stock as quoted on the NASDAQ National Market, as reported in the Wall Street Journal (Western Edition), or as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the Closing Date (as hereinafter defined).

   1.7 CLOSING OF OPTION EXERCISE. The closing of the exercise of the Option shall take place at the offices of Einstein Bros. at 9:00 A.M., local time, on the fifth business day after the date of the notice of such exercise referred to in Section 1.2, or, if later, the second business day after the satisfaction or waiver of all other conditions to the exercise of the Option provided for in Articles 5.0 and 6.0 hereof. Throughout this Agreement, such event is referred to as "Closing" and such date and time are referred to as "Closing Date".

   1.8 PROCEDURE AT THE CLOSING. At the Closing: (i) Supplier shall execute and deliver to Einstein Bros. instruments of assignment in form and substance satisfactory to Einstein Bros. sufficient to convey to Einstein Bros. all right, title and interest of Supplier in and to the Option Assets, all necessary consents or approvals of third parties (including any governmental entities) to the transactions contemplated hereby, subscription agreements of Supplier and the Members satisfactory in form and substance to Einstein Bros., in the event Einstein Bros. has elected to deliver Einstein Bros. Stock or BCI Stock at the Closing, and an opinion of Henderson, Daily, Withrow & DeVoe, or other counsel reasonably acceptable to Einstein Bros., dated as of the Closing Date and in a form reasonably acceptable to Einstein Bros., to the effect that: (A) Supplier is a limited liability company duly organized and validly existing under the laws of the State of Indiana with full power and authority to own or lease its properties, to carry on its business as it is being conducted and to convey the Option Assets to Einstein Bros. pursuant to this Agreement, (B) the sale of the Option Assets has been duly authorized by all necessary action of Supplier under Indiana law, its articles of incorporation and bylaws, (C) the sale of the Option Assets will not conflict with or violate any provision of the articles of organization or operating agreement of Supplier, conflict with or violate any order, judgment or decree known to such counsel applicable to Supplier or the Members or by which any of Supplier's properties are affected, or result in a breach of, or constitute a default (or any event which with notice or lapse of time would become a default) under, or give to others any rights of first refusal, termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the Option Assets pursuant to, any notice, bond, mortgage, indenture contract, agreement, lease or other instrument or obligation known to such counsel by which Supplier or any of the Members is bound or by which any of the Supplier's properties are affected, (D) the sale of the Option Assets will not, require any consent, approval, exemption, authorization or permit of, filing with or notification, or other action by, any court, administrative agency or governmental or regulatory authority, under any provision of Indiana or Federal law, except for such consents and approvals as shall have been obtained and filings which shall have been made, and (E) to such counsel's knowledge, there are no actions, suits, proceedings or governmental inquiries pending or threatened against Supplier or any of the Members seeking to prevent the consummation of the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the Option Assets or the ability of Supplier and the Members to perform their obligations under this Agreement, and (ii) Einstein Bros. shall deliver to Supplier the purchase price, an instrument of assumption in form and substance satisfactory to Supplier, assuming the Assumed Liabilities, and releases of any guarantees made by the Members in connection with the Assumed Liabilities, to the extent such releases may be obtained through Einstein Bros.' reasonable efforts (which the parties agree shall not require Einstein Bros. to expend money or provide security to the holder of any of the Assumed Liabilities). Einstein Bros. acknowledges that the legal opinion referred to above will be subject to review by Henderson, Daily's opinion committee prior to the time of issuance of such opinion so that such opinion is consistent with prevailing opinion letter practice at such time.

ARTICLE 2.0   REPRESENTATIONS AND WARRANTIES OF SUPPLIER AND THE MEMBERS

   In order to induce Einstein Bros. to enter into this Agreement and to consummate the transactions contemplated hereunder, Supplier and the Members jointly and severally make the following representations and warranties:

   2.1 ORGANIZATION, POWER AND AUTHORITY OF SUPPLIER. The Company is a limited liability company duly organized and validly existing under the laws of Indiana, and has full corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted and to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. Supplier is legally qualified to transact business, and is in good standing, in any jurisdictions in which its business or property is such as to require that it be thus qualified, except where the failure to be so qualified would not have a material adverse effect on its business, properties or financial condition.

   2.2 DUE AUTHORIZATION; BINDING AGREEMENT OF SUPPLIER AND MEMBERS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Supplier, including the approval of the Members of Supplier. This Agreement has been duly executed and delivered by Supplier and the Members and is a valid and binding obligation of Supplier and the Members, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by Supplier or the Members nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the articles of organization or operating agreement of Supplier or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Supplier or the Members or the assets and properties of Supplier or the Members; or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Supplier or the Members or the assets and properties of Supplier or the Members. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by Supplier or the Members and the consummation by it of the transactions contemplated hereby, except pursuant to the HSR Act.

   2.3 OWNERSHIP INTERESTS IN SUPPLIER. All voting rights in Supplier are vested exclusively in its membership interests (the "Interests"), and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Interests of Supplier, except for the operating agreement among the Supplier and the Members (the "Operating Agreement"). Supplier has previously furnished to Einstein Bros. copies of Supplier's articles of organization and the Operating Agreement, and such copies are correct and complete in all respects. There are no outstanding warrants, options or rights of any kind to acquire from Supplier any interests or securities of any kind, and there are no pre-emptive rights with respect to the issuance or sale of interests of Supplier. Supplier has no obligation to acquire any of its issued and outstanding interests or any other security issued by it from any holder thereof, except pursuant to the Operating Agreement.

   2.4 OWNERSHIP OF INTERESTS BY THE MEMBERS. The Members are the lawful owners of all of the outstanding Interests of Supplier and have valid marketable title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer, claims and equities of every kind, other than restrictions under federal and state securities laws. There are no outstanding warrants, options or rights of any kind to acquire from the Members any of the Interests.

   2.5 TITLE TO SUPPLIER'S ASSETS. Supplier has good and marketable title to all of its assets and properties, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever, and upon the Closing Einstein Bros. will acquire good and marketable title to the Option Assets, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature and description whatsoever, except for (i) security interests securing any indebtedness for money borrowed or other contractual obligations but only if such indebtedness or obligations are assumed by Einstein Bros. or (ii) such liens, mortgages, pledges, encumbrances or charges as shall have been approved by Einstein Bros. in writing.

   2.6 ACCURACY OF INFORMATION FURNISHED BY SUPPLIER AND THE MEMBERS. No representation, statement or information made or furnished by Supplier or the Members to Einstein Bros., including without limitation those contained in this Agreement and the various schedules attached hereto, when taken as a whole, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

   2.7  INVESTMENT BANKERS' AND BROKERS' FEES.  Neither the Members nor
Supplier have any obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE 3.0   REPRESENTATIONS AND WARRANTIES OF EINSTEIN BROS.

   In order to induce Supplier and the Members to enter into this Agreement and to consummate the transactions contemplated hereunder, Einstein Bros. makes the following representations and warranties:

   3.1 ORGANIZATION, POWER AND AUTHORITY OF EINSTEIN BROS. Einstein Bros. is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted and to enter into this Agreement and to carry out the transactions and agreements contemplated hereby.

   3.2 DUE AUTHORIZATION; BINDING AGREEMENT OF EINSTEIN BROS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Einstein Bros. This Agreement has been duly executed and delivered by Einstein Bros. and is a valid and binding obligation of Einstein Bros., enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by Einstein Bros. nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Einstein Bros. or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Einstein Bros., or its assets and properties; or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Einstein Bros., or its assets and properties. No permit, consent, approval of authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by Einstein Bros. and the consummation by it of the transactions contemplated hereby.

   3.3 INVESTMENT BANKERS' AND BROKERS' FEES. Einstein Bros. has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE 4.0 ADDITIONAL COVENANTS OF SUPPLIER AND THE MEMBERS PRIOR TO THE TERMINATION DATE

   4.1 REASONABLE BEST EFFORTS. Supplier and the Members will use reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Articles 5.0 and 6.0. Without limiting the generality of the foregoing Supplier and the Members will not, without Einstein Bros.' written consent, take any action that would result in a requirement that any third party consent or approval be obtained in connection with exercise of the Option.

   4.2 CONDUCT OF BUSINESS. From and after the execution and delivery of this Agreement and until the earlier of the Closing Date or the Termination Date, except as otherwise provided by the prior written consent of Einstein Bros.:

        4.2.1 Supplier will use reasonable best efforts to (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, and agents, and (iii) preserve its relationships with suppliers and others having dealings with Supplier;

        4.2.2 Supplier will maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted; and

        4.2.3 Supplier will not (a) sell, lease, transfer or otherwise dispose of assets other than in the ordinary course of business, (b) redeem, purchase or otherwise acquire from any of its Members all or any part of their equity interest in the Supplier or pay any dividends or make any other distributions or payments to such Members, or persons or entities related to them, except for (i) distributions to the Members to permit payment by them of income taxes on income of Supplier allocated to them, which shall be based on a tax rate equal to the highest effective combined statutory rate of federal and state income tax (giving effect to the deductibility of state income taxes for federal income tax purposes) imposed on taxable income of an individual residing in the State of Indiana, and (ii) other cash distributions and compensation payments that are permitted to be made by the Financing Documents (as defined in the Approved Supplier Agreement), (c) incur indebtedness other than the indebtedness provided for in the Financing Documents (as defined in the Approved Supplier Agreement), (d) incur any material obligations or liabilities (other than its obligations under this Agreement and the Approved Supplier Agreement), or enter into any material transaction (other than transactions contemplated by this Agreement or the Approved Supplier Agreement) other than in the ordinary course of business, (e) merge or consolidate with any other entity, effect any change in its capital structure, make any investment in any other entity, liquidate or dissolve,
   (f) amend its articles of organization or the Operating Agreement, (g) enter into any transaction with any affiliate except on terms at least as favorable as those that could be obtained from an unrelated third party or (h) agree to do any of the foregoing.

   4.3 ACCESS TO SUPPLIER'S PROPERTIES AND RECORDS. From and after the execution and delivery of this Agreement and until the earlier of the Closing Date or the Termination Date, Supplier will afford to the representatives of Einstein Bros. access, during normal business hours and upon reasonable notice, to Supplier's premises and books and records sufficient to enable Einstein Bros. to inspect the assets and properties of Supplier and to determine the Supplier Value (as defined in Exhibit A hereof), and Supplier will furnish to such representatives during such period all such information relating to the foregoing investigation as Einstein Bros. may reasonably request; provided, however, that any furnishing of such information to Einstein Bros. and any investigation by Einstein Bros. shall not affect the right of Einstein Bros. to rely on the representations and warranties made by Supplier and the Members in or pursuant to this Agreement, and provided further, that Einstein Bros. shall maintain the confidentiality of any information so furnished to it in accordance with the provisions of Article 12.0 of the Approved Supplier Agreement. Without limiting the generality of the foregoing, Supplier shall furnish to Einstein Bros. on or before the date on which the Option is first exercisable, within fifteen business days after the end of each calendar quarter thereafter and within fifteen business days after any notice of exercise of the Option, a statement setting forth the Supplier Value (as defined in Exhibit A hereof) determined as of the end of such calendar quarter (or as of the applicable date under Exhibit A, in the event of the exercise of the Option), which statement shall be prepared in accordance with Exhibit A and shall set forth with specificity the calculation of Supplier Value.

   4.4 NOTICE OF MATERIAL DEVELOPMENTS. From and after the execution and delivery of this Agreement and until the earlier of the Closing Date or the Termination Date, Supplier will give prompt written notice to Einstein Bros. of any material development affecting the assets, properties, business, business prospects, financial condition or results of operations of Supplier, including without limitation any development which results in the inaccuracy of any of the representations and warranties of Supplier and the Members made herein.

   4.5 NO DISCLOSURE. Without the prior written consent of Einstein Bros., neither Supplier nor any of the Members will, prior to the earlier of the Closing Date or the Termination Date, disclose the existence of or any term or condition of this Agreement to any person or entity except that such disclosure may be made (i) to any lender or financing source of Supplier or any person in a business relationship with Supplier to whom such disclosure is necessary in order to satisfy any of the conditions or obligations which are set forth in this Agreement, and (ii) to the extent Supplier believes in good faith that such disclosure is required by law (in which case Supplier will consult with Einstein Bros. prior to making such disclosure).

   4.6 NO OTHER DISCUSSIONS; RETENTION OF INTERESTS. Neither the Members nor Supplier will, prior to the earlier of the Closing Date or the Termination Date, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale or exchange of all or any part of the assets of or interests in Supplier to, or the merger or consolidation of Supplier with, any person other than Einstein Bros. The Members will not, prior to the earlier of the Closing Date or the Termination Date, sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Interests owned by them, except for Exempt Transactions as permitted by the Operating Agreement.

ARTICLE 5.0   CONDITIONS TO EINSTEIN BROS.' OBLIGATION TO CLOSE THE OPTION
              EXERCISE.

   The obligation of Einstein Bros. to purchase the assets of Supplier upon the exercise of the Option shall be subject to the fulfillment or waiver by Einstein Bros. at or prior to the Closing Date of each of the following conditions:

   5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Supplier and the Members contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. Supplier and the Members shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Members shall have delivered to Einstein Bros. a certificate, dated as of the Closing Date and signed by each of the Members, certifying that such representations and warranties are thus true and correct in all material respects and that all such obligations have been thus performed and complied with.

   5.2 HSR ACT WAITING PERIOD. Any waiting period imposed by the HSR Act with respect to the exercise of the Option shall have expired or been terminated.

   5.3 RECEIPT OF NECESSARY CONSENTS. All necessary consents or approvals of third parties to any of the transactions contemplated hereby, shall have been obtained and shown by written evidence satisfactory to Einstein Bros.

   5.4 NO ADVERSE LITIGATION. There shall not be any pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the purchase of the assets of Supplier or any other transaction contemplated hereby, and no injunction or other order prohibiting the purchase of the Option Assets or any other transaction contemplated hereby shall have been entered by any court or other governmental body.

   5.5 NO MATERIAL ADVERSE CHANGE. Since the date of the exercise of the Option, there shall have been no changes in the business or properties of Supplier, or in its financial condition, other than changes which in the aggregate shall not have had a material adverse effect.

   5.6 DELIVERY OF INFORMATION. Supplier shall have delivered to Einstein Bros. any information required to have been delivered to Einstein Bros. pursuant to Section 4.3 hereof.

ARTICLE 6.0   CONDITIONS TO THE SUPPLIER'S OBLIGATION TO CLOSE THE OPTION
              EXERCISE

   The obligation of Supplier to sell the assets of Supplier upon the exercise of the Option shall be subject to the fulfillment or waiver by Supplier at or prior to the Closing Date of each of the following conditions:

   6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Einstein Bros. contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. Einstein Bros. shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Einstein Bros. shall have delivered to Supplier a certificate, dated as of the Closing Date and signed by Einstein Bros., certifying that such representations and warranties are thus true and correct in all material respects and that all such obligations have been thus performed and complied with.

   6.2 HSR ACT WAITING PERIOD. Any waiting period imposed by the HSR Act with respect to the exercise of the Option shall have expired or been terminated.

   6.3 RECEIPT OF NECESSARY CONSENTS. All necessary consents or approvals of third parties to any of the transactions contemplated hereby, shall have been obtained and shown by written evidence satisfactory to Supplier.

   6.4 NO ADVERSE LITIGATION. There shall not be any pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the assets of Supplier or any other transaction contemplated hereby, and no injunction or other order prohibiting the purchase of the Option Assets or any other transaction contemplated hereby shall have been entered by any court or other governmental body.

ARTICLE 7.0   CERTAIN ADDITIONAL COVENANTS

   7.1 EXECUTION OF FURTHER DOCUMENTS. From and after the Closing, upon the reasonable request of Einstein Bros., Supplier and the Members shall execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in Einstein Bros. the Option Assets and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

   7.2 COOPERATION OF SUPPLIER AND THE MEMBERS. Each of the Members acknowledges and agrees that Einstein Bros. may have need of information concerning Supplier and the Members in order to comply with applicable securities laws and regulations in connection with future public and private debt and equity offerings by Einstein Bros. ("Offerings"). The Members jointly and severally agree that they will cooperate with Einstein Bros. in connection with any Offerings and that they will, at Einstein Bros.'s expense: (i) furnish Einstein Bros. with such information concerning Supplier and the Members as Einstein Bros. may reasonably require to comply with applicable securities laws and regulations (the "Company Information"); (ii) use diligent efforts to review, comment on, and otherwise assist Einstein Bros. as reasonably necessary for the preparation of, descriptions concerning Supplier and the Members to be used in connection with Offerings; and (iii) represent and warrant to Einstein Bros. in connection with any Offerings that Company Information will not contain any untrue statement of a material fact or omit any material fact necessary to make the information contained therein not misleading.

   7.3 SUBSEQUENT AUDITED FINANCIAL STATEMENTS. Each of the Members covenants and agrees with Einstein Bros. that if Einstein Bros. shall determine that audited financial statements of Einstein Bros. or Supplier for the periods prior to the Closing are necessary or advisable in connection with an initial public offering, another transaction or offering, or otherwise, each shall cooperate fully with Einstein Bros.'s accountants in the preparation of such audited financial statements, at Einstein Bros.'s expense, and each shall make such reasonable representations and warranties to the applicable certified public accountants as are customary in connection with the preparation of audited financial statements.

   7.4  CONFIDENTIAL INFORMATION.

        7.4.1 The Members may possess certain confidential and proprietary information and trade secrets including, but not limited to, information, methods, techniques, procedures and knowledge developed by or for Supplier respecting the business of Supplier (the "Confidential Information"). Each of the Members acknowledges and agrees that neither such Shareholder nor any other person or entity has acquired by or through such Members any interest in or right to use the Confidential Information other than the right to utilize it in the operation of the businesses of Supplier and Einstein Bros., and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with Supplier and Einstein Bros. Notwithstanding the foregoing, however, Einstein Bros. acknowledges that the Members are actively involved as Members, officers and directors of Harlan Bakeries, Inc. and that certain Confidential Information may be shared with Harlan Bakeries, Inc. The foregoing is not intended to prevent Harlan Bakeries from using such Confidential Information in its business generally, but Confidential Information relating specifically to Einstein Bros. or its Formulations, Specifications and Procedures (as defined in the Approved Supplier Agreement) may not be used by Harlan Bakeries except to the extent such use is solely for the benefit of Einstein Bros.

        7.4.2 Subject to Section 7.4.1 hereof, each of the Members acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of Supplier, is proprietary, and includes trade secrets of Supplier and that such Member: (i) will not use the Confidential Information in any other business or capacity; (ii) will maintain the absolute secrecy and confidentiality of the Confidential Information; and (iii) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form.

        7.4.3 Notwithstanding the foregoing, the obligations of the Members specified above shall not apply to any Confidential Information which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of any of the Members, their agents or any person or entity which has received such Confidential Information from or through any of the Members, (ii) is approved for release by written authorization of an officer of Einstein Bros., (iii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to Einstein Bros. to seek a protective order therefor, the imposition of which protective order the Members agree to approve and support, or (iv) in the written opinion of the disclosing Member's counsel, is necessary to be made by such Member in order that the Member not violate any law, rule or regulation applicable to him.

   7.5  REMEDIES; WAIVER.

        7.5.1 Each of the Members agrees that the provisions and restrictions set forth above in Section 7.4 are necessary to protect Einstein Bros. and its successors and assigns in the protection of the Option Assets Einstein Bros. is entitled to acquire pursuant to this Agreement. Each of the Members agrees that damages cannot compensate Einstein Bros. in the event of a violation of the covenants contained in Section 7.4 hereof, and that injunctive relief shall be essential for the protection of Einstein Bros. and its successors and assigns. Accordingly, each of the Members agrees and consents that, in the event he shall violate or breach any of said covenants Einstein Bros. shall be entitled to obtain (and he hereby consents to) such injunctive relief against such Shareholder, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by Einstein Bros. of any right or remedy hereunder shall not preclude the exercise or enforcement by Einstein Bros. of any other right or remedy hereunder or which Einstein Bros. has the right to enforce under applicable law.

        7.5.2 Failure by any party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

   7.6 EMPLOYMENT BY EINSTEIN BROS. OF SUPPLIER'S EMPLOYEES. Supplier shall use its reasonable best efforts to aid Einstein Bros. in engaging such of its employees as are employed on the Closing Date, if any, whom Einstein Bros. desires to engage after the Closing Date, and except with the written consent of Einstein Bros., neither Supplier nor any Affiliate (as hereinafter defined) of Supplier shall employ, for a period of one year after the Closing Date, any person employed by Supplier at or at any time within six months prior to the Closing Date unless such person was either not offered employment by Einstein Bros. or was terminated by Einstein Bros. As used in this Agreement, the term "Affiliate" means, with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and the term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

   7.7 NO OBLIGATION OF EINSTEIN BROS. TO EMPLOY. Einstein Bros. shall have no obligation to employ any of the persons employed by Supplier at the time of the Closing, if any, or to continue, or institute any replacement or substitution for, any vacation, severance, incentive, bonus, profit sharing, pension or other employee benefit plan or program of Supplier.

ARTICLE 8.0   INDEMNIFICATION

   8.1 AGREEMENT BY SUPPLIER AND THE MEMBERS TO INDEMNIFY. Subject to the qualifications and limitations set forth in this Section 8.1, Supplier and the Members jointly and severally agree that from and after the Closing, if any, they will indemnify and hold Einstein Bros. harmless in respect of the aggregate of all Einstein Bros. Indemnifiable Damages (as hereinafter defined). For this purpose, Einstein Bros. Indemnifiable Damages shall mean the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by Einstein Bros. (or any successor to all or any part of the assets or business of Supplier) (i) resulting from any inaccurate representation or warranty made by Supplier and the Members in or pursuant to this Agreement, (ii) resulting from any default in the performance of any of the covenants or agreements made by Supplier or the Members in this Agreement, or (iii) resulting from the failure of Supplier to pay, discharge or perform any liability or obligation that is not required to be assumed by Einstein Bros. hereunder ("Excluded Liabilities"). Without limiting the generality of the foregoing, with respect to the measurement of Einstein Bros. Indemnifiable Damages, Einstein Bros. shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of Supplier and the Members been true and correct, had each of the covenants and agreements of Supplier and the Members been performed in full and had each of the Excluded Liabilities been paid or performed in full. The foregoing obligation to indemnify Einstein Bros. shall be subject to each of the following principles or qualifications:

        8.1.1 Each of the representations and warranties made by the Supplier and the Members in this Agreement or pursuant hereto, shall survive for a period of eighteen (18) months after the exercise of the Option and thereafter all such representations and warranties shall be extinguished, provided, however, that the representations and warranties made in Sections 2.1, 2.2, 2.3, 2.4 and 2.7 hereof shall in each case survive forever. No claim for the recovery of Einstein Bros. Indemnifiable Damages based upon the inaccuracy of such representations and warranties may be asserted by Einstein Bros. after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period (whether or not the amount of any such claim has become ascertainable within such period) shall not thereafter be barred.

        8.1.2 The Supplier and the Members shall be liable for any claim for Einstein Bros. Indemnifiable Damages arising out of any inaccuracy of any representation or warranty only to the extent the aggregate amount of all such Einstein Bros. Indemnifiable Damages exceeds $25,000.

        8.1.3 The liability of the Supplier and the Members for claims for all Einstein Bros. Indemnifiable Damages arising out of inaccuracies of representations and warranties of the Supplier and the Members shall in no event exceed the amount of the purchase price payable under Section 1.4.

   8.2 AGREEMENT BY EINSTEIN BROS. TO INDEMNIFY. Einstein Bros. agrees that from and after the Closing, if any, it will indemnify and hold Supplier and the Members harmless in respect of the aggregate of all Supplier Indemnifiable Damages (as hereinafter defined). For this purpose, Supplier Indemnifiable Damages shall mean the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by Supplier or the Members (i) resulting from any inaccurate representation or warranty made by Einstein Bros. in or pursuant to this Agreement, (ii) resulting from any default in the performance of any of the covenants or agreements made by Einstein Bros. in this Agreement, (iii) resulting from the failure of Einstein Bros. to discharge any Assumed Liabilities (including any Assumed Liabilities that may have been guaranteed by one or more of the Members) after Closing or (iv) resulting from the operation of the business utilizing the Option Assets by Einstein Bros. after Closing (except to the extent arising from any inaccurate representation or warranty made by the Supplier and the Members herein). Without limiting the generality of the foregoing, with respect to the measurement of Supplier Indemnifiable Damages, Supplier and the Members shall each have the right to be put in the same financial position as they would have been in had each of the representations and warranties of Einstein Bros. been true and correct, had each of the covenants and agreements of Einstein Bros. been performed in full and had each of the Assumed Liabilities been paid or performed in full.

   8.3 TAX EFFECT OF DAMAGES AND INDEMNITY PAYMENTS. In determining the amount of Einstein Bros. Indemnifiable Damages payable under Section 8.1 and Supplier Indemnifiable Damages payable under Section 8.2, there shall be taken into account both tax benefits, if any, arising from the incurrence of damages and tax detriments, if any, arising from the receipt of payments hereunder.

   8.4 LEGAL PROCEEDINGS. In the event Supplier, the Members or Einstein Bros. become involved in any legal, governmental or administrative proceeding which may result in indemnification claims hereunder, such party shall promptly notify the other parties in writing of such proceeding. The other parties may, at their option and expense, defend any such proceeding if the proceeding could give rise to an indemnification obligation hereunder. If any party elects to defend any proceeding, such party shall have full control over the conduct of such proceeding, although the party being indemnified shall have the right to retain legal counsel at its own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, such approval not to be withheld unreasonably by the party being indemnified; provided, that, in the event the indemnifying party shall fail to initiate a defense of a claim within twenty days of the notice to the indemnified party of a claim, the indemnified party shall have the option to conduct the defense of such claim as it may in its discretion deem proper. The party being indemnified shall reasonably cooperate with the indemnifying party in such proceeding.

ARTICLE 9.0   MISCELLANEOUS

   9.1 AMENDMENT AND MODIFICATION. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

   9.2 PAYMENT OF EXPENSES. Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses.

   9.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

   9.4 ENTIRE AGREEMENT. This instrument and the exhibits attached hereto contain the entire agreement of the parties hereto with respect to the option to purchase the Option Assets and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the exhibits attached hereto.

   9.5 HEADINGS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

   9.6 EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

   9.7 NOTICES. Any notice, request, information or other document to be given hereunder shall be in writing. Any notice, request, information or other document shall be deemed duly given three business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

        If to Supplier addressed as follows:

        Harlan Bakeries, Inc.
        7597 East U.S. Highway 36
        Avon, Indiana  46168-7971
        Attention:  Hugh P. Harlan

   with a copy to such party at the following address:

        Harlan Sprague Dawley, Inc.
        P.O. Box 29176
        Indianapolis, Indiana  46229
        Attention:   Hal P. Harlan

   with a copy to:

        Henderson, Daily, Withrow & DeVoe

        2600 One Indiana Square
        Indianapolis, Indiana  46204
        Attention:   Roberts E. Inveiss, Esq.

   If to Einstein Bros., addressed as follows:

        Einstein Bros. Bagels, Inc.
        1526 Cole Blvd., Suite 200
        Golden, Colorado  80401
        Attention:  Vice President of Production, Logistics and Procurement

   with a copy to:

        Einstein Bros. Bagels, Inc.
        1526 Cole Blvd., Suite 200
        Golden, Colorado  80401
        Attention:  General Counsel

Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, facsimile transmission, telex or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

   9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly therein.

   9.9 PUBLICITY. No press release or other public announcement related to this Agreement or the transactions contemplated hereby (or the existence of any discussions or negotiations among the parties regarding any other possible transactions) will be issued, and no disclosure of this Agreement or the terms hereof will be made, by Supplier or any of the Members without the prior approval of Einstein Bros. Einstein Bros. agrees to use reasonable best efforts to consult with Supplier prior to issuing any press release or public or trade announcement or statement relating to this Agreement or the transactions contemplated hereby.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        EINSTEIN BROS. BAGELS, INC.



                                        By____________________________________
                                                    Vice President

                                        HARLAN BAGEL SUPPLY COMPANY, LLC



                                        By____________________________________



                                        ______________________________________
                                                     Hal P. Harlan


                                        ______________________________________
                                                     Hugh P. Harlan


                                        ______________________________________
                                                     Doug H. Harlan

                                   EXHIBITS
                                   --------

Exhibit A         Determination of Supplier Value

   "Supplier Value" as the Closing Date shall be equal to (A) the Applicable Multiple (as hereinafter defined) multiplied by the Supplier Profit (as hereafter defined), but, in the event the parties to the Approved Supplier Agreement have not entered into an amendment pursuant to Section 8.1 thereof providing for the installation of a second bagel line, not less than $2,350,000 minus (B) the outstanding long-term indebtedness of Supplier as of the Closing Date, minus (C) $750,000, plus (D) any excess of Supplier's current assets over its current liabilities as of the Closing Date or minus (E) any excess of Supplier's current liabilities over its current assets as of the Closing Date (with current assets including any receivables under Sections 7.5 and 7.8 of the Approved Supplier Agreement and current liabilities including appropriate accruals for real and personal property taxes, utilities and similar items for purposes of such clauses (D) and (E)). The "Applicable Multiple" shall be 6, if the Option is exercised on or after December 15, 1999 and before July 1, 2000 and 5.25 if the Option is exercised on or after July 1, 2000 until the Termination Date. The "Supplier Profit" shall be equal to Supplier's Formula Profit (as hereinafter defined) for the six-month period ending on the last day of the last calendar month ending prior to the month in which the Option is exercised multiplied by two. "Supplier's Formula Profit" for any period shall be equal to Supplier's revenues from the sale of the Products during such period (determined based on the price of the Products F.O.B. Supplier's Production Facility, net of returns or allowances) less Supplier's Materials Cost (as hereinafter defined) for such period, less Supplier's Production Cost (as hereinafter defined) for such period, less Supplier's Equipment Financing Cost (as hereinafter defined) for such period. For this purpose, (a) "Materials Cost" shall have the meaning ascribed to it in the Approved Supplier Agreement,
(b) "Production Cost" shall mean the sum of direct labor, overhead, fixed general and administrative expense and interest expense from indebtedness other than its equipment financing, (c) "Occupancy Cost" shall mean building rental expense, real estate taxes, utilities, maintenance and repair and property/casualty insurance, and (d) "Equipment Financing Cost" shall mean operating lease rentals and interest and principal amortization from all equipment financing and depreciation expense on any equipment which has been purchased, which shall be equal to the operating lease rentals that would have been payable on such equipment under the Equipment Financing (as defined in the Approved Supplier Agreement) if such equipment had been covered by the Equipment Financing.

                                                                       Exhibit E

                       RIGHT OF FIRST REFUSAL AGREEMENT


          This right of first refusal agreement (the "Agreement") is entered into as of ______ ___, 1996 by and among Einstein Bros. Bagels, Inc., a Delaware corporation ("Einstein Bros."), Harlan Bakeries, Inc., an Indiana corporation ("Harlan"), Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan (collectively, the "Harlans").

                                   RECITALS
                                   --------

          The Harlans own all of the outstanding capital stock of Harlan.
Harlan is constructing a new production facility (the "Production Facility") adjacent to its existing production facility in Avon, Indiana and, Harlan Bagel Supply Company, LLC, an Indiana limited liability company (the "Supplier"), Einstein Bros., Harlan and the Harlans have entered into a project and approved supplier agreement dated as of May 24, 1996 (the "Approved Supplier Agreement"), pursuant to which the Supplier has agreed to supply raw frozen bagel dough products to Einstein Bros. and other approved purchasers.

          Einstein Bros. desires to obtain a right of first refusal to obtain the shares of capital stock or assets of Harlan, and Harlan and the Harlans have agreed to grant such a right of first refusal, on the terms and subject to the conditions set forth herein.

                                   COVENANTS
                                   ---------

          In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1. RESTRICTIONS ON TRANSFER. Subject to the provisions of Section 7 hereof, each of the Harlans agrees that he shall not, at any time prior to the Termination Date (as hereinafter defined), sell, assign, transfer, pledge or otherwise dispose of any shares of capital stock of Harlan ("Shares") owned by him, except in accordance with the provisions of Section 2 hereof or in a Permitted Transfer (as hereinafter defined). All certificates representing Shares owned or hereafter acquired by the Harlans, or any transferee of the Harlans bound by this Agreement shall have affixed thereto a legend substantially in the following form:

              "The sale or other disposition of any of the shares represented by this certificate is restricted by a Right of First Refusal Agreement among the registered owner of this certificate, Einstein Bros. Bagels, Inc. and the other shareholders of the Company, a copy of which is available for inspection at the offices of the Company."

          2. RIGHT OF FIRST REFUSAL TO PURCHASE SHARES OF CAPITAL STOCK. Subject to the provisions of Section 7 hereof, in the event Harlan or any of the Harlans (the "Seller") desires to sell any Shares, at any time prior to the Termination Date, except in a Permitted Transfer, the Seller shall first give written notice (a "Share Sale Notice") to Einstein Bros. of any such proposed sale, which Notice shall state the name and address of the proposed purchaser, the number of Shares to be sold and the price, terms of payment and conditions of such proposed sale. Einstein Bros. shall thereupon have the right, for a period of 45 days from the date of the Share Sale Notice, to purchase such Shares at the price and, except as provided herein as to the medium of payment, on the terms and conditions stated in the Share Sale Notice. Einstein Bros. may exercise such right by giving a notice of exercise to the Seller, which notice shall specify a place of closing, a closing date, which shall not be later than 30 days following the date of such notice of exercise, (or, if later, two business days after the expiration or termination of any waiting period under the HSR Act (as hereinafter defined)) and the consideration which Einstein Bros. elects to deliver upon the closing, which may consist of the medium of payment provided for in the Share Sale Notice, shares of common stock of Einstein Bros. ("Einstein Bros. Stock") in the event Einstein Bros. has completed an initial public offering of Einstein Bros. Stock, shares of common stock ("BCI Stock") of Boston Chicken, Inc. ("BCI"), cash, or any combination of the foregoing, provided, however, that such consideration may consist of Einstein Bros. Stock or BCI Stock (the issuer of such stock being referred to herein as the "Issuer") only if (a) the average closing sales price per share of such stock of the Issuer as quoted on the NASDAQ National Market, as reported in the Wall Street Journal (Western Edition), or as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the Closing Date (as hereinafter defined) (the "Share Price") is at least $10, and (b) the value of the Issuer (defined as the product of the Share Price and the total number of outstanding shares of such stock of the Issuer) is at least $300 million. In the event Einstein Bros. elects to deliver upon closing shares of Einstein Bros. Stock or shares of BCI Stock, such shares shall be registered under the Securities Act of 1933, as amended (the "1933 Act"), and shall be accompanied by a written undertaking of Einstein Bros. to pay to the Seller in cash the excess, if any, of the value of the shares so delivered, determined in the manner provided in Section 6 hereof, over the proceeds (net of commissions) from the sale of the shares, assuming all shares are sold in accordance with such reasonable conditions on the timing, daily volume and manner of sale as may be set forth in such undertaking. At the closing, Einstein Bros. shall pay the purchase price for the Shares and the Seller shall deliver to Einstein Bros. certificates evidencing the Shares accompanied, in the case of a sale of Shares by any of the Harlans, by duly executed stock powers together with a certificate signed by the Seller stating that the Shares are being sold free and clear of all liens, claims, encumbrances, charges and restrictions or transfer, except for restrictions on transfer imposed by federal and state securities laws ("Encumbrances"). In the event Einstein Bros. does not elect to purchase the Shares as provided in this
Section 2 the Seller may sell such Shares to the proposed third party purchaser on the terms and conditions stated in the Share Sale Notice, but only if such sale is consummated within 60 days after the expiration of the 45-day period referred to above.

          3. PERMITTED TRANSFERS. The provisions of Section 2 hereof shall not apply to (i) sales of shares by Harlan or the Harlans in an initial public offering, (ii) sales of shares by Harlan in a private placement (other than to Permitted Transferees), provided that the Harlans own at least 51% by vote and by value of the outstanding capital stock of Harlan after any such offering and provided further that Harlan has first offered to Einstein Bros. the opportunity to purchase the shares so offered on terms no less favorable to Einstein Bros. than the terms offered in such private placement, and (iii) transfers of Shares by any of the Harlans among themselves or to any of their spouses or descendants, any trust solely for the benefit of one or more of the Harlans, their spouses or descendants, or any corporation, partnership or limited liability company all of the stockholders, partners or members of which consist solely of one or more such persons or trusts ("Permitted Transferees"), provided that the transferee in any such transfer agrees in writing to be bound by the provisions of this Agreement ("Permitted Transfers").

          4. RIGHT OF FIRST REFUSAL TO PURCHASE ASSETS. Subject to the provisions of Section 7 hereof, n the event Harlan desires to sell all or substantially all of its assets, then Harlan shall first given written notice (the "Asset Sale Notice") to Einstein Bros. of any such proposed sale, which Asset Sale Notice shall state the name and address of the proposed purchaser, the assets to be sold and the price, terms of payment and conditions of such proposed sale. Einstein Bros. shall thereupon have the right, for a period of 45 days from the date of the Asset Sale Notice, to purchase such assets at the price and, except as provided herein as to the medium of payment, on the terms and conditions stated in the Asset Sale Notice. Einstein Bros. may exercise such right by giving a notice of exercise to Harlan, which notice shall specify a place of closing and a closing date which shall not be later than 30 days following the date of such notice of exercise (or, if later, two business days after the expiration or termination of any waiting period under the HSR Act (as hereinafter defined)), and the consideration which Einstein Bros. elects to deliver upon the closing, which may consist of the medium of payment provided for in the Asset Sale Notice, shares of Einstein Bros. Stock in the event Einstein Bros. has completed an initial public offering of Einstein Bros. Stock, shares of BCI Stock, cash, or any combination of the foregoing, provided, however, that such consideration may consist of Einstein Bros. Stock or BCI Stock (the issuer of such stock being referred to herein as the "Issuer") only if (a) the average closing sales price per share of such stock of the Issuer as quoted on the NASDAQ National Market, as reported in the Wall Street Journal (Western Edition), or as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the Closing Date (as hereinafter defined) (the "Share Price") is at least $10, and (b) the value of the Issuer (defined as the product of the Share Price and the total number of outstanding shares of such stock of the Issuer) is at least $300 million. In the event Einstein Bros. elects to deliver upon closing shares of Einstein Bros. Stock or shares of BCI Stock, such shares shall be registered under the 1933 Act, and shall be accompanied by a written undertaking of Einstein Bros. to pay to Harlan in cash the excess, if any, of the value of the shares so delivered, determined in the manner provided in Section 6 hereof, over the proceeds (net of commissions) from the sale of the shares, assuming all shares are sold in accordance with such reasonable conditions on the timing, daily volume and manner of sale as may be set forth in such undertaking. Such undertaking shall be assignable by Harlan to its shareholders to the extent any such shares are assigned to such shareholders. At the closing, Einstein Bros. shall pay the purchase price for the assets and Harlan shall execute and deliver to Einstein Bros. instruments of transfer sufficient to convey to Einstein Bros. all right, title and interest in and to the assets, free and clear of all Encumbrances, except as may be specified in the Asset Sale Notice. In the event Einstein Bros. does not elect to purchase the assets as provided in this Section 4 Harlan may sell such assets to the proposed third party purchaser on the terms and conditions stated in the Notice, but only if such sale is consummated within 60 days after the expiration of the 45-day period referred to above.

          5. REGULATORY COMPLIANCE. Upon the exercise by Einstein Bros. of its right to purchase Shares or its right to purchase assets of Harlan the parties shall promptly prepare and file with the Federal Trade Commission ("FTC") and the United States Department of Justice ("Justice Department") any notification required to be filed with respect to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any rules or regulations thereunder (the "HSR Act"). Each party represents and warrants to the other parties hereto that any such filing made by it shall be true and accurate in all material respects and shall conform to the requirements of the HSR Act. Each party shall promptly complete and file any required responses to requests by the FTC or the Justice Department for additional data and information. Each party shall also make available to the other parties hereto such information relative to its business, assets and property as may be required for the preparation of such notifications and reports.

          6. VALUATION OF EINSTEIN BROS. STOCK OR BCI STOCK. Einstein Bros. Stock or BCI Stock delivered upon the closing of any transaction contemplated hereby shall be deemed to have a value equal to the average closing sales price per share of such stock as quoted on the NASDAQ National Market, as reported in the Wall Street Journal (Western Edition), or as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the date of closing.

          7. TERMINATION. This Agreement shall terminate upon the later of the expiration of the Approved Supplier Agreement or the expiration of the Lease (as defined in the Approved Supplier Agreement) (the "Termination Date"), provided, however, that if the Approved Supplier Agreement expires prior to the expiration of the Lease, then after the expiration of the Approved Supplier Agreement, Einstein Bros. shall thereafter, until expiration of the Lease, have only a right of first refusal to purchase the land and buildings owned by Harlan that consist of the Production Facility, the adjacent building and the land on which they are situated.

          8. AMENDMENTS. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

          9. EXPENSES. Each party to this Agreement shall pay all of the expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees and expenses, and the commissions, fees and expenses of any person employed or retained by such party to bring about, or to represent it in, the transactions contemplated hereby.

          10. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.

          12. HEADINGS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          14. NOTICES. Any notice, request, information or other document to be given hereunder shall be in writing. Any notice, request, information or the document shall be deemed duly given three business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

          If to Harlan, or any of the Harlans, addressed to such party at the following address:

               7597 East U.S. Highway 36
               Avon, Indiana   46168-7971

          with a copy to such party at the following address:

               Harlan Sprague Dawley, Inc.
               P.O. Box 29176
               Indianapolis, Indiana   46229
               Attention:  Hal P. Harlan

          and a copy to:

               Henderson, Daily, Withrow & DeVoe
               2600 One Indiana Square
               Indianapolis, Indiana   46204
               Attention:  Roberts E. Inveiss, Esq.

          If to Einstein Bros., addressed as follows:

               Einstein Bros. Bagels, Inc.
               1526 Cole Blvd., Suite 200
               Golden, Colorado   80401
               Attention:  Vice President of Production, Logistics and
                           Procurement

          with a copy to:

               Einstein Bros. Bagels, Inc.
               1526 Cole Blvd., Suite 200
               Golden, Colorado   80401
               Attention:  General Counsel

Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, fax or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

          15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly therein.

          16. INJUNCTIVE RELIEF. In the event of a breach or threatened breach of any of the provisions of this Agreement, the parties acknowledge and agree that the non-breaching party will not have an adequate remedy at law and therefore will be entitled to enforce any such provision by temporary or permanent injunctive or mandatory relief as a remedy for any such breach, and that such remedy shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other remedies.

          17. PUBLICITY. No press release or other public or trade announcement or statement related to this Agreement or the transactions contemplated hereby (or the existence of any discussions or negotiations between the parties regarding any other possible transactions) will be issued, and no disclosure of this Agreement or the terms hereof will be made, by Harlan or any of the Harlans without the prior approval of Einstein Bros. Einstein Bros. agrees to use reasonable best efforts to consult with Harlan and the Harlans prior to issuing any press release or public or trade announcement or statement relating to this Agreement or the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                              EINSTEIN BROS. BAGELS, INC.


                              By ____________________________

                              HARLAN BAKERIES, INC.


                              By_____________________________

                              _______________________________
                                       Hal P. Harlan

                              _______________________________
                                       Hugh P. Harlan

                              _______________________________
                                       Doug H. Harlan

                                                                       Exhibit F
                                                                       ---------

                  Opinion of Henderson, Daily, Withrow & DeVoe

1. Harlan is a corporation duly organized and validly existing under the laws of the State of Indiana with full power and authority to own or lease its properties, to carry on its business as it is being conducted and to enter into the Approved Supplier Agreement (and each of the other agreements, instruments and documents contemplated thereby to which it is a party).

2. Supplier is a limited liability company duly organized and validly existing under the laws of the State of Indiana with full power and authority to own or lease its properties, to carry on its business as it is being conducted and to enter into the Approved Supplier Agreement (and each of the other agreements, instruments and documents contemplated thereby to which it is a party).

3. The execution, delivery and performance by Harlan and the Supplier of the Approved Supplier Agreement (and each of the other agreements, instruments and documents contemplated thereby to which either of them is a party) have been duly authorized by all necessary action of Harlan and the Supplier under Indiana law, the articles of incorporation and bylaws of Harlan and the articles of organization and operating agreement of Supplier.

4. The Approved Supplier Agreement (and each of the other agreements, instruments and documents contemplated thereby) have been duly executed and delivered by each of Harlan, the Supplier and the Harlans which or who is a party thereto, and each such agreement, instrument or document is a valid and binding obligation of each of Harlan, the Supplier and the Harlans which or who is a party thereto, enforceable in accordance with its terms.

5. The execution, delivery and performance by Harlan, the Supplier and the Harlans of the Approved Supplier Agreement (and each of the other agreements, instruments and documents contemplated thereby to which any such person is a party) will not conflict with or violate the articles of incorporation or bylaws of Harlan, the articles of organization or operating agreement of Supplier or any order, judgment, or decree known to such counsel applicable to any of such persons or by which any of their properties are affected, or result in a breach of, or constitute a default (or any event which with notice or lapse of time would become a default) under, or give to others any rights of first refusal, termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of their properties pursuant to, any notice, bond, mortgage, indenture contract, agreement, lease or other instrument or obligation known to such counsel by which any of such persons is bound or by which any of their properties are affected.

6. The execution, delivery and performance by Harlan, the Supplier and the Harlans of the Approved Supplier Agreement (and each of the other agreements, instruments and documents contemplated thereby to which any such person is a party) will not require any consent, approval, exemption, authorization or permit of, filing with or notification, or other action by, any court, administrative agency or governmental or regulatory authority, under any provision in Indiana or Federal law, except for such consents and approvals as shall have been obtained and filings which shall have been made.

7. To such counsel's knowledge, there are no actions, suits, proceedings or governmental inquiries pending or threatened against Harlan, the Supplier or any of the Harlans seeking to prevent the consummation of the transactions contemplated by the Approved Supplier Agreement or which could reasonably be expected to have a material adverse effect on the ability of any of such persons to perform their obligations under the Approved Supplier Agreement.

Einstein Bros. acknowledges that the legal opinion referred to above will be subject to review by Henderson, Daily's opinion committee prior to the time of issuance of such opinion so that such opinion is consistent with prevailing opinion letter practice at such time.

                                                                       Exhibit G
                                                                       ---------

                               Determination of
                                Materials Cost
                                --------------

Exhibit G-1


                       Harlan Bagel Supply Company, LLC
                          Einstein Bros. Bagels, Inc.
                           Summary of Material Costs
                          (Ingredient and Packaging)
                           By Bagel Flavor (4.0 oz)

                                           -------------------------------------
                                                        Total costs
- --------------------------------------------------------------------------------
                    Ingredient   Packaging
                     Costs per   Costs per                             Per Case
   Bagel Flavor        Bagel      Bagel      Per Bagel   Per Dozen   (90 Bagels)
- --------------------------------------------------------------------------------
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
                                                     -           -            -
================================================================================
Average Cost
- --------------------------------------------------------------------------------

Exhibit G-2


                       Harlan Bagel Supply Company, LLC
                          Summary of Ingredient costs
                                By Bagel Flavor
                    Einstein Bros. Bagels, Inc. -4.0 Ounce

- --------------------------------------------------------------------------------
                                                   Current Costs  Total Costs of
                                    Ingredient %   of Ingredient    Ingredient
  Flavor   Ingredient   Quantity   of Total Flour  per Unit (lbs)      Used
- --------------------------------------------------------------------------------















         -----------------------------------------------------------------------
         Total Mix Weight                            Total Cost               -
         Ingredient Cost per Dozen (   Dozen Yield)           -
         Ingredient Loss Factor/Dozen*                        -
         Total cost per Dozen
         Total Cost per Bagel (4.0 Ounce)
         Total Cost per Case (90 - 4.0 Ounce)
- --------------------------------------------------------------------------------

*As determined pursuant to Section 7.1 of the Agreement

Exhibit G-3


                       Harlan Bagel Supply Company, LLC
                          Einstein Bros. Bagels, Inc.
                          Summary of Packaging Costs

                         (Based on 90 bagels per case)

- --------------------------------------------------------------------------------
            # Req. Per    Cost Per       Cost Per     Cost Per     Cost Per
     Item       Case        Item           Case        Dozen         Bagel
- --------------------------------------------------------------------------------
Box              1                              -            -            -
Tape            50"                                          -            -
Bag Liner        3                              -            -            -
Label            1                              -            -            -
Shrink Wrap      1                              -            -            -
Tie              3                              -            -            -
- --------------------------------------------------------------------------------
Total Cost                       -              -            -            -
================================================================================

Exhibit G-4

- ---------------------------------------------------------------------------------------------------------------
                                       Harland Bagel Supply Company, LLC
                                          Einstein Bros. Bagels, Inc.
                                           Current Ingredient Costs
- ---------------------------------------------------------------------------------------------------------------
                                                Total     Date of         Last Invoice Amount
                                               lbs. on     Last      ------------------------------    Cost per
Ingredient                  Current Vendor      Order     Invoice    Ingredient    Freight    Total    Pound
- ---------------------------------------------------------------------------------------------------------------
High Gluten Flour                                                                               -
Bagel Eze - 5                                                                                   -
Sugar                                                                                           -
Yeast                                                                                           -
Calcium Propionate                                                                              -
Water                                                                                           -
Cinnamon                                                                                        -
Midget Raisin                                                                                   -
White Pepper                                                                                    -
Poppy Seeds                                                                                     -
Dry Onions - Toasted                                                                            -
Onion Powder                                                                                    -
Liquid Whole Eggs                                                                               -
Double Spice                                                                                    -
Blueberry Gumbits                                                                               -
Frozen Blueberries                                                                              -
Blueberry Flavoring                                                                             -
Caraway Seeds                                                                                   -
Heart of Rye                                                                                    -
Caramel Color                                                                                   -
Sesame White Hulled Seeds                                                                       -
Dehydrated Apple Bits                                                                           -
Ground Nutmeg                                                                                   -
Spice Apple (Liquid)                                                                            -
Apple Gumbits                                                                                   -
Sweet n' Neat                                                                                   -
Cornmeal                                                                                        -
- -                                                                                               -
- -                                                                                               -
- ---------------------------------------------------------------------------------------------------------------

                                                                       Exhibit H
                                                                       ---------

                               Form of Statement
                                       of
                            Independent Accountants
                            -----------------------


Board of Directors
Einstein Bros. Bagels, Inc.

Ladies and Gentlemen:

     At your request, we have performed certain agreed upon procedures, as enumerated below, with respect to the Statements of Materials Cost of Harlan Bagel Supply Company, LLC, for each of the Calendar Quarters in the year ended December 31, 19__. These procedures, which were specified by the Board of Directors of Einstein Bros. Bagels, and the Board of Managers of Harlan Bagel Supply Company, LLC were performed solely to meet the requirements of the Project and Approved Supplier Agreement among Einstein Bros. Bagels, Harlan Bagel Supply Company, LLC, and Harlan Bakeries, Inc., Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan (the "Approved Supplier Agreement"). It is understood that this report is solely for your information and should not be used by those who did not participate in determining the procedures.

     a. We have compared the costs as reported in the Statements of Materials Cost to the costs and expenses as reflected in the general ledger of Harlan Bagel Supply Company, LLC, and reconciled any material differences.

     b. We have compared the Statements of Materials Cost to the listing of costs as per Exhibit G of the referenced Approved Supplier Agreement and noted any material addition of cost categories.

     c. We have compared the total reported number of bagels produced with the Production Log and reconciled any material differences.

     d. We have tested the Statements of Materials Cost for mathematical accuracy.

     Because the procedures described above do not constitute an examination of financial statements in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, we do not express an opinion on whether the financial statement is presented in conformity with AICPA guidelines.

     In connection with the procedures referred to above, no matters came to our attention that caused us to believe that the Statements of Materials Cost were not reflective of the general ledger, that cost categories were included that were not reflected in Exhibit G of the Approved Supplier Agreement, that the number of bagels reported was materially different than those shown on the Production Log or that any of the Statements of Materials Cost is mathematically inaccurate. Had we performed additional procedures or had we made an examination in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, matters might have come to our attention that would have been reported to you. We have no responsibility to update this report for events and circumstances occurring after the date of this report.


                                       2